Exhibit 10.1
EXECUTION VERSION

GENNEIA S.A.
as Issuer
UMB BANK, N.A.
as Trustee, Co-Registrar, New York Transfer Agent and New York Paying Agent
and
BANCO SANTANDER ARGENTINA S.A.
as Argentine Registrar, Argentine Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina

Indenture
Dated as of December 2, 2025

7.750% Senior Notes due 2033

i

Section 10.16.	WAIVER OF TRIAL BY JURY	109

ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS		109

Section 11.01.	Satisfaction and Discharge of Indenture	109
Section 11.02.	Application by Trustee of Funds Deposited for Payment of Notes	110
Section 11.03.	Repayment of Moneys Held by Paying Agent	110
Section 11.04.	Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years	110
EXHIBITS

EXHIBIT A	Form of Certificated Note

EXHIBIT B	Transfer Notice

EXHIBIT C	Form of Rule 144A Global Note

EXHIBIT D	Form of Regulation S Global Note

EXHIBIT E	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S During the Distribution Compliance Period

EXHIBIT F	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S Upon and Following Expiration of the Distribution Compliance Period

EXHIBIT G	Form of Certificate to be Delivered in Connection with Transfers to QIBs

INDENTURE, dated as of December 2, 2025, among Genneia S.A., a corporation incorporated under the laws of Argentina (the “Issuer”), UMB Bank, N.A., as Trustee, Co-Registrar, New York Transfer Agent and New York Paying Agent, and Banco Santander Argentina S.A., as Representative of the Trustee in Argentina, Argentine Registrar, Argentine Transfer Agent and Argentine Paying Agent. Capitalized terms not defined elsewhere in this Indenture shall have the meanings assigned to them in Section 1.01 hereof.
RECITALS
WHEREAS, (i) the Issuer’s main corporate purpose and activity is the generation and sale of electrical power both from thermal and renewable sources; (ii) the Issuer was incorporated as a sociedad anónima under the laws of Argentina on October 24, 1991 and registered with the Public Registry of Commerce on November 14, 1991 under number 9623, Book 110, Volume A of “Sociedades Anónimas,” is domiciled in Argentina, has a term of duration of 99 years and its registered offices are located at Nicolas Repetto 3676 3rd Floor, Olivos, Province of Buenos Aires, Argentina, (iii) as of September 30, 2025, the Issuer had a total shareholders’ equity of U.S.$497.6 million; and (iv) the Issuer has previously issued notes, of which U.S.$540.1 million are outstanding as of September 30, 2025;
WHEREAS, the Trustee is a national association and it has agreed to act as Trustee, Co-Registrar, New York Transfer Agent and New York Paying Agent under this Indenture;
WHEREAS, pursuant to a resolution of the Board of Directors of the Issuer dated November 17, 2025 by delegation of authority granted by the Issuer’s shareholders pursuant to a resolution dated November 21, 2024, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of U.S.$310 million aggregate principal amount of 7.750% Senior Notes Due 2033 of the Issuer (the “Initial Notes”), and the issuance of U.S.$90 million aggregate principal amount of Additional Notes of the Issuer and, if and when issued, any other Additional Notes as provided herein, as its “Class XLIX” (Clase XLIX) notes under the Frequent Issuer Regime (“Régimen de Emisor Frecuente”) Program (the Initial Notes and any Additional Notes, the “Notes”);
WHEREAS, the issuance of the Notes has been authorized by Disposition No. DI-2021-10-APN-GE#CNV of the CNV dated April 19, 2021, which admitted the Issuer under the Frequent Issuer Regime and ratified by Disposition No. DI-2025-91-APN-GE#CNV dated May 22 2025, in accordance with the resolution by (i) the Issuer’s shareholders at the meetings held on January 20, 2021, March 19, 2021, April 25, 2024, and November 21, 2024, (ii) the Issuer’s Board of Directors at the meetings held on November 17, 2025, and (iii) the sub-delegate resolutions dated November 20, 2025, and in accordance with the Negotiable Obligations Law, the Argentine Capital Markets Law and CNV Rules;

WHEREAS, the Notes will constitute non-convertible negotiable obligations (obligaciones negociables simples no convertibles en acciones) in accordance with the Negotiable Obligations Law, will be entitled to the benefits set forth therein and subject to the procedural requirements established therein, and will be issued and placed in accordance with such law, the Argentine Capital Markets Law and the CNV Rules, and any other Argentine applicable laws and regulations;
WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.
THIS INDENTURE WITNESSETH
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.    Definitions.
“A3” means A3 Mercados S.A.
“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Restricted Subsidiary. Acquired Debt will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Issuer or a Restricted Subsidiary or at the time such Debt is assumed in connection with the acquisition of assets from such Person.
“Additional Amounts” has the meaning set forth in Section 4.20.
“Additional Assets” means:
(1)    any property or assets (other than Debt and Capital Stock) to be used by the Issuer or a Restricted Subsidiary engaged in a Permitted Business; and
(2)    the Capital Stock of a Person engaged in a Permitted Business that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary.
“Additional Notes” has the meaning set forth in Section 2.09.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent” means each Co-Registrar, Argentine Registrar, Transfer Agent, Paying Agent, Authenticating Agent, Representative of the Trustee in Argentina, and any other agent appointed pursuant to this Indenture.
“Agent Members” means members of, or participants in, the Depositary, including Euroclear and Clearstream, Luxembourg.
“Applicable Law” has the meaning set forth in Section 2.09.
“Applicable Tax Law” has the meaning set forth in Section 4.01(f).
“Argentina” means the Republic of Argentina.
“Argentine Capital Markets Law” means the Argentine Capital Markets Law No. 26,831, as amended and supplemented by the Argentine Productive Financing Law.
“Argentine Productive Financing Law” means the Argentine Productive Financing Law No. 27,440, as further amended from time to time.
“Argentine Paying Agent” means a Person engaged to perform the obligations of the Issuer in respect of payments made or funds held hereunder in respect of the Notes in Argentina and, initially, Banco Santander Argentina S.A. (or any of its successors and assigns).
“Argentine Registrar” means a Person engaged to maintain a record of all registrations and transfers of the Notes in Argentina and, initially, Banco Santander Argentina S.A. (or any of its successors and assigns).
“Argentine Transfer Agent” means a Person engaged to receive any request for notation of the Notes in Argentina and, initially, Banco Santander Argentina S.A. (or any of its successors and assigns).
“Asset Sale” means any sale, lease, transfer or other disposition (including a Sale and Leaseback Transaction) of any assets by the Issuer or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)    a disposition to the Issuer or a Restricted Subsidiary, including the sale or issuance by the Issuer or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Issuer or any Restricted Subsidiary;
(2)    the disposition by the Issuer or any Restricted Subsidiary of cash or Cash Equivalents;
(3) the disposition by the Issuer or any Restricted Subsidiary in the ordinary course of business of (i) inventory and other assets held for sale in the ordinary course of business, (ii) damaged, worn out or obsolete assets that are no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries, (iii) rights granted to others pursuant to leases or licenses or (iv) any property, rights or assets upon expiration in accordance with the terms of any concession or power purchase agreement;
(4)    the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise, settlement or collection thereof;
(5)    a transaction covered by Section 5.01;
(6)    a Restricted Payment permitted under Section 4.07 or a Permitted Investment;
(7)     a Sale and Leaseback Transaction permitted under Section 4.10;
(8)    the issuance of Disqualified Stock or Preferred Stock pursuant to Section 4.06;
(9)     the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims;
(10)    the creation of a Permitted Lien; and
(11)    any disposition in a transaction or series of related transactions of assets with a fair market value of less than the greater of (x) U.S.$40 million (or the equivalent in other currencies) or (y) 2.0% of Consolidated Total Assets.
“Asset Sale Offer” has the meaning assigned to such term in Section 4.13(iv).
“Asset Sale Payment” has the meaning assigned to such term Section 4.13(iv)(B).
“Asset Sale Payment Date” has the meaning assigned to such term in Section 4.13(b)
“Attributable Debt” means, with respect of a Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.
“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.
“Authorized Agent” has the meaning assigned to such term in Section 10.06(c).
“Authorized Officer” has the meaning assigned to such term in Section 10.02.
“Bankruptcy Law” means the Argentine Insolvency and Bankruptcy Law No. 24,522, as amended and supplemented, or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect.
“BCBA” means the Bolsa de Comercio de Buenos Aires S.A. (the Buenos Aires Stock Exchange).
“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or general counsel of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means a day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close in New York City, New York or the City of Buenos Aires, Argentina.
“ByMA” means Bolsas y Mercados Argentinos S.A.
“CAMMESA” means Compañía Administradora del Mercado Eléctrico Mayorista Sociedad Anónima, a company (sociedad anónima) duly organized and validly existing under the laws of Argentina, and any successor thereto.
“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with IFRS Accounting Standards, is required to be capitalized on the balance sheet of such Person (except for any lease that would have been considered an operating lease under IFRS Accounting Standards as in effect immediately prior to the adoption of IFRS 16 (Leases)).
“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, certificates of participation, participations or other equivalents of or interests in (however designated and whether or not having voting rights) equity of such Person, including Preferred Stock and limited liability interests or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Cash Equivalents” means:
(1)    U.S. Dollars, Argentine pesos or money in other currencies received in the ordinary course of business;
(2)    (i) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations or (ii) marketable general obligations issued or unconditionally guaranteed by Argentina or the Argentine Central Bank;
(3)    (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of (x) Argentina or any political subdivision thereof having one of the four highest international or local ratings obtainable by S&P, Moody’s or Fitch or such similar equivalent rating by at least one “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act or (y) the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500 million whose short-term debt is rated “A-2” or higher by S&P, or “P-2” or higher by Moody’s (or such equivalent rating by at least one nationally recognized statistical rating organization registered under Section 15E of the Exchange Act);
(4)    repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    (i) commercial paper rated at least “P-1” by Moody’s or “A-1” by S&P and (ii) commercial paper of an Argentine issuer the long-term unsecured debt obligations of which are rated the highest international rating of an Argentine issuer;
(6)    corporate bonds and publicly traded promissory notes of an Argentine issuer having one of the four highest international or local ratings obtainable by S&P, Moody’s or Fitch or such similar equivalent rating by at least one “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act;
(7)    substantially similar investments, of comparable credit quality, denominated in U.S. Dollars, euros, or in the currency of any jurisdiction in which the Issuer or its Subsidiaries conducts business; or
(8)    (x) money market funds at least 65% of the assets of which consist of investments of the type described in clauses (1) through (5) above, (y) fondos comunes de inversión (Argentine funds focused primarily on in-country cash management investments) that have a local rating of at least “Aa-bf.ar” by

Moody’s or the equivalent by Fitch or S&P (or their respective affiliates in Argentina, including without limitation, Fix Scr S.A.).
“Certificated Notes” means the Notes issued in certificated, non-global registered form substantially in the form of Exhibit A hereto.
“Change of Control” means the occurrence of any of the following events:
(1)    any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Issuer, measured by voting power rather than number of shares;
(2)    the direct or indirect sale, lease transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries, taken as a whole, to any Person other than to a Permitted Holder; or
(3)    the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer, whether or not otherwise in compliance with the provisions of this Indenture.
“Change of Control Offer” has the meaning assigned to such term in Section 4.12(b).
“Change of Control Payment” has the meaning assigned to such term in Section 4.12(a).
“Change of Control Payment Date” has the meaning assigned to such term in Section 4.12(b).
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Downgrade Event.
“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg, as operator of the Clearstream system, and its successors.
“CNV” means the Argentine Securities Commission (Comisión Nacional de Valores).
“CNV Rules” means the General Resolution No. 622/2013 issued by the CNV, as amended, and/or supplemented, and any other rules and regulations of the CNV in effect from time to time.

“Co-Registrar” has the meaning assigned to such term in Section 2.05.
“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an independent investment banking institution of international standing appointed by the Issuer having a maturity (or interpolated maturity) comparable to the First Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity of the First Call Date.
“Comparable Treasury Price” means, with respect to any redemption date:
(1)    the yield calculated by the Issuer on the third Business Day preceding the redemption date, as follows: for the latest day that appears in the statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates - H.15” (or any successor publication) (“H.15”) under the caption “Treasury Constant Maturities - Nominal,” the Issuer shall select two yields – one for the maturity immediately before and one for the maturity immediately after  the First Call Date – and shall interpolate on a straight-line basis using such yields; if there is no such maturity either before or after, the Issuer shall select the yield for the maturity immediately following or preceding, as the case may be, the First Call Date; or
(2)    if H.15 is no longer available, is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if fewer than three such Reference Treasury Dealer Quotations are available, the average of all such quotations.
“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income,
(1)    increased (without duplication) by the following items to the extent deducted in calculating Consolidated Net Income:
(A)    financial expense, net, plus
(B)    consolidated income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses; plus
(C)    consolidated property, plant and equipment depreciation and intangible assets amortization expense; plus
(D)    income/(loss) from joint ventures; plus
(E)    other expenses, net; plus

(F)    other non-cash charges;
(2)    decreased (without duplication) by non-cash items increasing such Consolidated Net Income.
“Consolidated Interest Expense” means, for any period, the consolidated interest expense in accordance with IFRS Accounting Standards of the Issuer and its Restricted Subsidiaries in respect of Debt, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Issuer or its Restricted Subsidiaries in respect of Debt, without duplication:
(1)    interest expense attributable to Capital Lease or Sale and Leaseback Transactions;
(2)    amortization of debt discount and debt issuance costs;
(3)    capitalized interest;
(4)     non-cash interest expense;
(5)    commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
(6)    net cash costs associated with Hedging Agreements related to Debt; and
(7)    any of the above expenses with respect to Debt of another Person Guaranteed by the Issuer or any of its Restricted Subsidiaries, as determined on a consolidated basis and in accordance with IFRS Accounting Standards.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with IFRS Accounting Standards; provided that the following (without duplication) will be excluded in computing Consolidated Net Income:
(1)    the net income (but not loss) of any Restricted Subsidiary to the extent that a corresponding amount could not be distributed to the Issuer or another Restricted Subsidiary at the date of determination without any government approval (that has not been obtained) or by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such distribution;
(2)    the net income (or loss) of any Person that is not the Issuer or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash to the Issuer or any of its Restricted Subsidiaries by such Person during such period or to the extent that a loss was funded with cash or other contributions from the Issuer or a Restricted Subsidiary;

(3)    any net after-tax gains or losses attributable to Asset Sales;
(4)    any net after-tax extraordinary gains or losses; and
(5)    the cumulative effect of a change in accounting principles.
“Consolidated Total Assets” means, at any time, the aggregate amount of total assets of the Issuer and the Restricted Subsidiaries, all determined on a consolidated basis in accordance with IFRS Accounting Standards, based (i) on the Issuer’s most recent annual or quarterly balance sheet which are available, (ii) in accordance with IFRS Accounting Standards and (iii) on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Issuer and the Restricted Subsidiaries subsequent to the Issuer’s most recent annual or quarterly balance sheet which are available and on or prior to the date of determination.
“Control” means, when used with respect to any specified Person, the right or power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing. With respect to any entity that is publicly listed, the person (or group of persons) directly or indirectly having the highest percentage of ownership of (or control over the voting of) Capital Stock of such entity will be deemed to have “Control” over such entity unless such percentage is less than 10%.
“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 1412 Broadway, Suite 1606, New York, New York, 10018 Attention: Global Corporate Trust Services.
“Covenant Suspension Event” has the meaning assigned to such term in Section 4.21(a).
“Custodian” means a custodian of the Global Notes for DTC under a custody agreement or any similar successor agreement.
“Debt” means, with respect to any Person, without duplication:
(1)    all indebtedness of such Person for borrowed money;
(2)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances or other similar instruments issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(4)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under IFRS Accounting Standards, excluding trade payables arising in the ordinary course of business by the Issuer and consistent with past practices of the Issuer (for the avoidance of doubt, such excluded trade payables include, in the case of the Issuer, the trade payables to IEASA (formerly ENARSA) reflected on the Issuer’s consolidated financial statements in the amount of U.S.$38 million as of September 30, 2025);
(5)    all Debt of such Person with the Argentine Secretary of Energy and/or any other Governmental Authority involved in the Argentine energy markets;
(6)    all obligations of such Person as lessee under Capital Leases;
(7)    all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;
(8)    all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;
(9)    all obligations of such Person under Hedging Agreements; and
(10)     all Disqualified Stock (the amount of Debt therefrom deemed to equal any involuntary liquidation preference plus accrued and unpaid dividends).
The amount of Debt of any Person will be deemed to be:
(A)    with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that, with respect to Debt consisting of performance, bid, surety, appeal or similar bonds (including, for the avoidance of doubt, seguros de caución) or completion guarantees, only when, and to the extent, such amounts constitute reimbursement obligations of such Person;
(B)    with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;
(C)    with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
(D)    with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E)    otherwise, the outstanding principal amount thereof.
“Deeply Subordinated Debt” means any Subordinated Debt of the Issuer which is (i) subordinated in right of payment to the Notes, pursuant to a written agreement to that effect, (ii) (A) does not mature or require any amortization, redemption or other repayment of principal (other than through conversion or exchange of such Debt into Qualified Stock of the Issuer or any Debt meeting the requirements of this definition), (B) does not require payment of any cash interest or any similar cash amounts, (C) contains no change of control or similar provisions and (D) does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment of the Issuer (other than as a result of insolvency proceedings of the Issuer), in each case, prior to the 90th day following the Stated Maturity of the Notes and all other amounts due under this Indenture, (iii) does not provide for or require any security interest or encumbrance over any asset of the Issuer or any Restricted Subsidiary and (iv) does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or compliance by the Issuer with its obligations under the Notes, and this Indenture.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means the depositary for each Global Note, which will initially be DTC.
“Designation” has the meaning assigned to such term in Section 4.16(a).
“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:
(1)    required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or
(2)    convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt.
“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.
“Distribution Compliance Period” means (1) in the case of the Initial Notes, the 40-day period after the latest to occur of (a) the commencement of the sale of the Initial Notes and (b) the Issue Date and (2) in the case of any Additional Notes, the 40-day period after the later to occur of (a) the commencement of the sale of the Additional Notes and (b) the issue date of such Additional Notes, as notified by the Issuer to the Trustee in writing.
“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail (with a .pdf attached), facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
“ENARSA” means Energía Argentina Sociedad Anónima, a private stock corporation controlled and managed by the Argentine government for the exploration, exploitation and commercialization of petroleum and natural gas, as well as generation, transmission and commercialization of electricity
“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.
“Equity Offering” means an offering or placement for cash, after the Issue Date, of Qualified Stock of the Issuer or of any direct or indirect parent of the Issuer (to the extent the proceeds thereof are contributed to the Capital Stock of the Issuer in the form of Qualified Stock).
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.
“Event of Default” has the meaning assigned to such term in Section 6.01.
“Excess Proceeds” has the meaning assigned to such term in Section 4.13(iv).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
“FATCA” has the meaning assigned to such term in Section 4.20.
“First Call Date” has the meaning set forth in Section 3.01.
“Fitch” means Fitch Inc. and its successors.
“Global Notes” has the meaning set forth in Section 2.04(e).
“Governmental Authority” means any government, court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any country, state, county, city or other political subdivision, having jurisdiction over the matter or matters in question.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person or any other obligation, direct or indirect, contingent or otherwise, of such Person:

(1)     to purchase or pay, or advance or supply funds for the purchase or payment, of such Debt or other monetary obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise or
(2)     entered into for purposes of assuring in any other manner the obligee of such Debt or other monetary obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part;
provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement, (ii) any foreign exchange forward contract, currency swap agreement or other agreement, or (iii) commodity futures agreements or other similar agreement.
“Holder” or “Noteholder” means the registered holder of any Note.
“IFRS Accounting Standards” means International Financial Reporting Standards, as issued by the International Accounting Standards Board, as in effect from time to time. For the avoidance of doubt, all financial information of the Issuer calculated under this Indenture shall be prepared on the basis of its consolidated financial statements in U.S. Dollars in accordance with IFRS Accounting Standards.
“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant that is, in the judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.
“Initial Notes” has the meaning assigned to such term in the Recitals.
“Instructions” has the meaning assigned to such term in Section 10.02.

“Interest Coverage Ratio” means, on any date (the “transaction date”), the ratio for the Issuer of:
(i)    the aggregate amount of Consolidated Adjusted EBITDA for the four fiscal quarters immediately prior to the determination date for which internal financial statements are available (the “reference period”) to
(ii)    the aggregate Consolidated Interest Expense during such reference period.
In making the foregoing calculation,
(A)    pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;
(B)    pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;
(C)    Consolidated Interest Expense related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid, repurchased or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded; and
(D)    pro forma effect will be given to:
(i)    the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,
(ii)    the acquisition or disposition of companies, divisions or lines of businesses by the Issuer and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and
(iii)    the discontinuation of any discontinued operations,
in each case, that have occurred since the beginning of the reference period as if such events had occurred on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.
“Interest Payment Date” means June 2 and December 2 of each year, commencing on June 2, 2026.
“Investment” means:
(1)    any direct or indirect advance, loan or other extension of credit to another Person,
(2)    any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,
(3)    any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other similar instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or
(4)    any Guarantee of any obligation of another Person.
If the Issuer or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Issuer, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Issuer and its Restricted Subsidiaries in such Person shall be deemed to have been made at such time.
“Investment Grade” means (i) BBB- or higher by S&P, Baa3 or higher by Moody’s and BBB- or higher by Fitch, or the equivalent of such ratings by another Rating Agency, or (ii) the equivalent of such ratings in Argentina.
“Issue Date” means the date hereof.
“Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.
“Issuer Order” means a written request or order signed in the name of the Issuer by an Officer.
“Judgment Currency” has the meaning assigned to such term in Section 10.07.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).
“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“MULC” means the Mercado Único y Libre de Cambios, the foreign exchange market in Argentina.
“Negotiable Obligations Law” means the Argentine Negotiable Obligations Law No. 23,576, as amended by Law No. 23,962 and the Argentine Productive Financing Law, as further amended from time to time.
“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:
(1)     brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;
(2)     provisions for taxes as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries;
(3)     payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and
(4)     appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.
“Net Leverage Ratio” means, on any date (the “transaction date”), the ratio of:
(i)    the aggregate amount of consolidated Debt, net of cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries to
(ii)    the aggregate amount of Consolidated Adjusted EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”).
In making the foregoing calculation:
(1)    any Debt, Disqualified Stock or Preferred Stock Incurred after the date of the consolidated balance sheet used to determine Debt that remains outstanding on the transaction date, or any Debt, Disqualified Stock or Preferred Stock that is to be Incurred on the transaction date, will be included as if Incurred at the beginning of the reference period and outstanding on the date of such consolidated balance sheet;
(2)    any Debt, Disqualified Stock or Preferred Stock no longer outstanding, or to be repaid, repurchased or redeemed, retired, defeased or otherwise discharged on the transaction date will be excluded; and
(3)    pro forma effect will be given to:
(A)    the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,
(B)    the acquisition or disposition of companies, divisions or lines of businesses by the Issuer and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and
(C)    the discontinuation of any discontinued operations,
in each case, that have occurred since the beginning of the reference period as if such events had occurred on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.
“New York Paying Agent” means a Person engaged to perform the obligations of the Issuer in respect of payments made or funds held hereunder in respect of the Notes in the City of New York and, initially, UMB Bank, N.A. (or any of its successors and assigns).
“New York Transfer Agent” means a Person engaged to receive any requests for notation of the Notes in New York and, initially, UMB Bank, N.A. (or any of its successors and assigns).
“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.
“Non-Recourse Debt” means Debt as to which neither the Issuer nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any Restricted Subsidiary.
“Notes” has the meaning assigned to such term in the Recitals.
“Note Guarantee” has the meaning assigned to such term in Section 4.22(a).

“Note Guarantor” has the meaning assigned to such term in Section 4.22(a).
“Offer to Purchase” means a Change of Control Offer or an Asset Sale Offer.
“Offering Memorandum” means the Final Offering Memorandum dated November 20, 2025 relating to the Initial Notes.
“Officer” means, (i)with respect to the execution of the Notes on behalf of the Issuer by manual or facsimile signatures pursuant to Section 2.02 hereof, (x) the chairman or president or other member of the Board of Directors, and (y) any member of the surveillance committee of the Issuer, and (ii) for any other purpose with respect to any Person, the chairman or president of the Board of Directors, the principal executive officer or chief executive officer, any director, the principal financial officer or chief financial officer, the principal legal officer, the treasurer or any assistant treasurer, the principal accounting officer, controller, or the secretary or any assistant secretary, of such Person, or any Person otherwise authorized to act as legal representative, attorney-in-fact on behalf of, or in any other manner authorized to act for such purposes with respect to, such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Officer of such Person.
“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer (except as otherwise provided in this Indenture), obtained at the expense of the Issuer, or the surviving or transferee Person or a Restricted Subsidiary, and who is reasonably acceptable to the Trustee.
“Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(1)    Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(2)    Notes that have been called for redemption or tendered for repurchase in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any premium, interest, Additional Amounts or other amount thereon have been deposited with the Trustee; or
(3)    Notes in lieu of or in substitution for which other Notes have been authenticated and delivered;
provided, that in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any notice, consent, waiver, amendment, modification or supplement under this Indenture, Notes that a Responsible Officer of the Trustee has received written notice that such Notes are owned directly or indirectly by the Issuer or any of the Issuer’s Affiliates, including, for the avoidance of doubt, any Subsidiary of the Issuer, will be disregarded and deemed not to be Outstanding.
A Note does not cease to be Outstanding because the Issuer or any Affiliate of the Issuer holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes with respect to which a Responsible Officer of the Trustee has received written notice that such Notes are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.
“Paying Agent” means any Person engaged to perform the obligations of the Issuer in respect of payments made or funds held hereunder in respect of the Notes including the Argentine Paying Agent (initially Banco Santander Argentina S.A.), and the New York Paying Agent (initially, UMB Bank, N.A.), until replaced by a successor and, thereafter, means any of their successors and assigns.
“Permitted Business” means any of the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto (including, without limitation, any energy infrastructure business).
“Permitted Debt” has the meaning assigned to such term in Section 4.06(b).
“Permitted Holders” means (i) any of Argentum Investments I LLC, LAIG Eolia S.A., Fintech Energy LLC, Banco de Servicios y Transacciones S.A., Jorge Pablo Brito, and/or Delfin Jorge Ezequiel Carballo and (ii) their respective Permitted Transferees.
“Permitted Investments” means:
(1)    any Investment in the Issuer or in a Restricted Subsidiary, directly or indirectly engaged in a Permitted Business;
(2)    any Investment in Cash Equivalents;
(3)    any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment,
(A)    such Person becomes a Restricted Subsidiary engaged in a Permitted Business, or

(B)    such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary engaged in a Permitted Business;
(4)    Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 4.13 or a disposition of assets not constituting an Asset Sale;
(5)    Hedging Agreements otherwise permitted under this Indenture;
(6)    receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;
(7)    Guarantees issued in accordance with Section 4.22;
(8)    payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business, not in excess of U.S.$5.0 million (or the equivalent in other currencies) outstanding at any time;
(9)    Investments in any Project Finance Subsidiary having an aggregate fair market value (taken together with all other Investments made pursuant to this clause (9) of this definition that are, at the time outstanding) not to exceed the greater of (i) U.S.$200 million (or the equivalent in other currencies), and (ii) 10.0% of Consolidated Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(10)    prepayments and other credits to suppliers made in the ordinary course of business;
(11)    Investments in the Notes;
(12)    any Investment existing on the Issue Date and any extension, modification or renewal of any such Investments (but not any such extension, modification or renewal to the extent it involves additional advances, contributions or other investments of cash or property, other than reasonable expenses incidental to the structuring, negotiation and consummation of such extension, modification or renewal; and
(13)    in addition to Investments listed above, other Investments not to exceed the greater of (i) U.S.$200 million (or the equivalent in other currencies) and (ii) 10% of Consolidated Total Assets.
“Permitted Liens” means:

(1)    Liens existing on the Issue Date;
(2)    Liens securing the Notes;
(3)    Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(4)    pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;
(5)    Liens imposed by law, such as landlord’s, carriers’, vendors’, warehousemen’s, materialmen’s, repairmen’s, mechanics’ liens or other similar Liens arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;
(6)    Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;
(7)    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Issuer and the Restricted Subsidiaries;
(8)    licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;
(9)    judgment liens, so long as no Event of Default then exists as a result thereof;
(10)    Liens (including the interest of a lessor under a Capital Lease) on property (including revenues therefrom and property incidental thereto) that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;
(11)    Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary of the Issuer; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

(12)    Liens on property at the time the Issuer or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Issuer or a Restricted Subsidiary of such Person; provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;
(13)    Liens securing Debt or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;
(14)    Liens securing Hedging Agreements permitted to be incurred under this Indenture, which Liens cover either (i) the assets securing Debt permitted under this Indenture to which such Hedging Agreements relate or (ii) Cash or Cash Equivalents in amounts customary for margin under such Hedging Agreements;
(15)    any pledge of the Capital Stock of an Unrestricted Subsidiary (including, for the avoidance of doubt, any Project Finance Subsidiary) to secure Debt of such Unrestricted Subsidiary;
(16)    Liens on receivables in connection with Receivables Transactions;
(17)    Liens on assets of the Issuer or any Restricted Subsidiary securing Debt owed to or guaranteed by a multilateral financial institution, development bank, export-import bank or governmental development agency, institution or fund (including, without limitation, the International Finance Corporation, Inter-American Development Bank, CAF-Development Bank of Latin America, KfW and similar institutions); provided that the Weighted Average Life to Maturity of such Debt is equal to or greater than the Weighted Average Life to Maturity of the Notes;
(18)    extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (10), (11) or (12) in connection with the Refinancing of the obligations secured thereby; provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Refinancing Debt,” the amount secured by such Lien is not increased; and
(19)    other Liens securing Debt in an aggregate amount not exceeding the greater of (x) U.S.$300 million and (y) 15% of Consolidated Total Assets.
    “Permitted Transferees” means with respect to any Person: (i) in the case of any Person who is a natural person, such individual’s spouse or children (natural or adopted), any trust for such individual’s benefit or the benefit of such individual’s spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owners of all of the equity interest in such Person are such individual’s spouse or children (natural or adopted); (ii) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual’s assets and (iii) in the case of any Person who is not a natural person, any majority owned Affiliate of such Person.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.
“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.
“Principal Payment Date” has the meaning assigned to such term in Section 4.01.
“Project Finance Subsidiary” means any Unrestricted Subsidiary designated as such by the Issuer’s Board of Directors for the purpose of developing a Permitted Business and that holds no material property or assets other than property and assets related to such project. Such designation may be revoked at any time by the Board of Directors. Initially, the following entities shall be Project Finance Subsidiaries: Vientos Sudamericanos Chubut Norte IV S.A., Genneia Vientos Patagónicos Chubut Norte III S.A. and Vientos de Necochea S.A.
“QIB” has the meaning set forth in Section 2.04(e).
“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.
“Rating Agencies” means each of S&P, Moody’s and Fitch; provided that, if any of S&P, Moody’s or Fitch shall cease issuing a rating on the Notes, for reasons outside the control of the Issuer the Issuer may select a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, selected by the Issuer as a replacement agency for S&P, Moody’s or Fitch, as the case may be.
“Rating Downgrade Event” means that at any time within 60 days (which period will be extended for so long as the rating of the Notes is under publicly announced consideration by any of the Rating Agencies then rating the Notes for possible downgrade due to a Change of Control, such extended period ending on such later day that the relevant Rating Agency announces its decision) after the earlier of (x) the date of public announcement of a Change of Control and (y) the date of delivery of written notice by us to the Rating Agencies then rating such Notes, as applicable, of any Person’s intention to effect a Change of Control, a downgrade of such Notes by (i) if three Rating Agencies are making ratings of the Notes publicly available, at least two of the Rating Agencies or (ii) if two or fewer Rating Agencies are making ratings of the Notes publicly available, then any one of the Rating Agencies, as a result of such Change of Control.
“Receivables Transaction” means any receivables financing facility or arrangement entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business, provided that the aggregate consideration received in any such financing (prior to deducting any related fees and expenses) is at least equal to the fair market value of the receivables and related assets sold, less customary discounts, reserves or amounts reflecting the implicit interest rate.
“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC or their affiliates which are primary U.S. government securities dealers in New York City plus two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer not later than the third Business Day preceding such redemption date; provided that, if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer by 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.
“Refinance” means, in respect of any Debt, to issue any Debt in exchange for or to refinance, repay, redeem, replace, defease or refund such Debt in whole or in part. “Refinanced” and “Refinancing” will have correlative meanings.
“Refinancing Debt” means Debt of the Issuer or any Restricted Subsidiary issued to Refinance any other Debt of the Issuer or a Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture so long as:
(1)    the aggregate principal amount of such new Debt as of the date of such proposed Refinancing does not exceed the aggregate principal amount of the Debt to be Refinanced (plus accrued and unpaid interest premiums, fees and expenses related to such Refinancing); or
(2)    the Weighted Average Life of the new Debt is equal to or greater than the remaining Weighted Average Life of the Debt to be Refinanced;
(3)    if the Debt being Refinanced is:
(A)    Debt of the Issuer, then such Refinancing Debt will be Debt of the Issuer;

(B)    Subordinated Debt, then the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, will be expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be Refinanced is subordinated to the Notes.
“Register” has the meaning assigned to such term in Section 2.05.
“Regular Record Date” for the interest payable on any Interest Payment Date, or the principal payable on each Principal Payment Date, means the date that is one calendar immediately preceding such Interest Payment Date (whether or not a Business Day) or Principal Payment Date (whether or not a Business Day), as the case may be.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Global Note” has the meaning set forth in Section 2.04(e).
“Regulation S Securities Act Legend” has the meaning set forth in Section 2.04(f)(ii).
“Related Party Transaction” has the meaning assigned to such term in Section 4.14(a).
“Relevant Date” means, with respect to any payments on a Note, whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect has been given to the Holders by the Trustee.
“Relevant Jurisdiction” has the meaning assigned to such term in Section 4.20(a).
“Representative of the Trustee in Argentina” means Banco Santander Argentina S.A. or such other person designated from time to time pursuant to this Indenture.
“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor of the Trustee) who shall have direct responsibility for the administration of this Indenture, and shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Payment” has the meaning assigned to such term in Section 4.07.
“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.
“Reversion Date” has the meaning assigned to such term in Section 4.21(b).

“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Securities Act Legend” has the meaning set forth in Section 2.04(f)(i).
“Rule 144A Global Note” has the meaning set forth in Section 2.04(e).
“S&P” means Standard & Poor’s Ratings Services and its successors.
“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Act Legend” has the meaning set forth in Section 2.04(f)(ii).
“Significant Subsidiary” means a Restricted Subsidiary of the Issuer that would constitute a “significant subsidiary” of the Issuer in accordance with Rule 1-02 under Regulation S-X under the Securities Act in effect on the Issue Date.
“Specified Courts” has the meaning set forth in Section 10.06(b).
“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
“Subordinated Debt” means any Debt of the Issuer or any Restricted Subsidiary which is subordinated in right of payment to the Notes, pursuant to a written agreement to that effect.
“Subsidiary” means with respect to any Person, (a) any corporation, association or other business entity (other than a joint venture, trust or similar entity) of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof), (b) with respect to any joint venture or trust, any such entity of which more than 50% of the distribution rights or certificados de participación, as applicable, is owned or controlled, directly or indirectly, by such Person or such Person and one or more Subsidiaries of such Person or (c) any other Person, that is consolidated by the Issuer in its consolidated financial statements in accordance with IFRS Accounting Standards. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Issuer.

“Suspended Covenants” has the meaning assigned to such term in Section 4.21(a).
“Suspension Period” has the meaning assigned to such term in Section 4.21(c).
“Successor Person” has the meaning assigned to such term in Section 5.01.
“Taxes” has the meaning assigned to such term in Section 4.20(a).
“Transfer Agent” means any of the Argentine Transfer Agent, the New York Transfer Agent and any other transfer agent appointed pursuant to this Indenture.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs:
(1)    The Treasury Rate shall be determined by the Issuer after 4:15 p.m. (New York City time) (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the following two yields: (x) one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and (y) one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life – and shall interpolate to the First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
(2)    If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m. (New York City time) on the second business day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the First Call Date, as applicable. If there is no U.S. Treasury security maturing on the

First Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the First Call Date, one with a maturity date preceding the First Call Date and one with a maturity date following the First Call Date, the Issuer shall select the U.S. Treasury security with a maturity date preceding the First Call Date. If there are two or more U.S. Treasury securities maturing on the First Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.
provided that, the Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding on the Holders for all purposes, absent manifest error. The Issuer will be responsible for making all calculations with respect to the redemption price; and provided, further, that the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification (and the Trustee will not have any responsibility for such calculations or any component thereof).
“Trustee” means the party named as such in the first paragraph of this Indenture or any successor Trustee under this Indenture pursuant to Article 7.
“U.S.” and “U.S. Dollar” mean the currency of the United States of America, which at the relevant time is legal tender for the payment of public or private debts.
“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
“Unrestricted Subsidiary” means any Subsidiary of the Issuer that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.16. Initially, the following entities shall be Unrestricted Subsidiary: Vientos Sudamericanos Chubut Norte IV S.A., Genneia Vientos Patagónicos Chubut Norte III S.A. and Vientos de Necochea S.A.
“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2) the then outstanding principal amount of such Debt.
Section 1.02.    Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,
(a)    a term has the meaning assigned to it;
(b)    (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS Accounting Standards; (ii) except as otherwise herein expressly provided, the term IFRS Accounting Standards, with respect to any computation required or permitted hereunder, shall mean IFRS Accounting Standards as of the date of such computation, and (iii) except as otherwise herein expressly provided, all ratios and computations based on IFRS Accounting Standards contained in this Indenture shall be computed in conformity with IFRS Accounting Standards;
(c)    “including” means including without limitation;
(d)    words in the singular include the plural and words in the plural include the singular;
(e)    unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;
(f)    secured Debt shall not be deemed to be subordinate or junior to any other secured Debt merely because it has a junior priority with respect to the same collateral;
(g)    the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
(h)    all references to the date the Initial Notes issued on the date of this Indenture were originally issued shall refer to the Issue Date;
(i)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;
(j)    all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(k)    references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);
(l)    all references to principal, premium, if any, and interest in respect of the Notes will be deemed also to refer to any Additional Amounts which may be payable as set forth herein or in the Notes;
(m)    any action required to be taken on a given date pursuant to this Indenture shall, to the extent such date is not a Business Day, be deemed to be required to be taken on the next succeeding Business Day; and
(n)    in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Issuer may classify such transaction as it, in its sole discretion, determines.
ARTICLE 2
ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES
Section 2.01.    Authentication and Delivery of Notes. (a) Upon the execution and delivery of this Indenture, or from time to time thereafter, Notes may be executed and delivered by the Issuer to the Trustee for authentication, accompanied by an Issuer Order directing such authentication and specifying the amount of Notes to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date or dates on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Issuer (as set forth in an Issuer Order). The Trustee may appoint an Authenticating Agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.
(b)    Neither the Trustee nor any Agent shall be liable or responsible for determining if the aggregate principal amount of Notes issued under this Indenture (together with any other debt securities issued pursuant to the Program) exceed the maximum amount of debt securities issuable pursuant to the Program. The Issuer’s delivery of Notes to the Trustee for authentication for time to time pursuant to this Section 2.01 shall constitute a representation and warranty by the Issuer that the issuance and authentication of such Notes shall not cause the maximum aggregate principal amount of outstanding debt securities allowed under the Program to be exceeded.

Section 2.02.    Execution of Notes. (a) The Notes shall be executed by or on behalf of the Issuer by the signature of a member of its Board of Directors and a member of its surveillance committee.
(b)    In case officers who shall have signed any of the Notes shall cease to be such officers before the Note shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the Persons who signed such Note had not ceased to be such officers; and any Note may be signed on behalf of the Issuer by such Persons as, at the actual date of the execution of such Note, shall be officers, although at the date of the execution and delivery of this Indenture any such Persons were not officers.
Section 2.03.    Certificate of Authentication. Only such Notes as shall bear thereon a certificate of authentication substantially as set forth in the forms of the Notes in Exhibits A, C and D hereto, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by or on behalf of the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
Section 2.04.    Form, Denomination and Date of Notes; Payments. The Notes shall be substantially in the form set forth in Exhibits A, C and D hereof. The Notes shall be numbered, lettered, or otherwise distinguished in such manner as the Persons executing the same on behalf of the Issuer may determine.
(a)    The Issuer shall ensure that the Notes comply with applicable Argentine laws and regulations (including the Negotiable Obligations Law and the Argentine Capital Markets Law) and subject to the prior approval of the CNV where applicable, be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities exchange on which the Notes may be listed, or for any Governmental Authority or Depositary thereof, or to conform to general usage.
(b)    Subject to the requirements of the CNV and the relevant regulations of any stock exchange on which the Notes may be listed, Certificated Notes may be typewritten, printed, lithographed or produced by any combination of these methods on steel engraved borders or produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. The issuance of the Notes shall be subject to applicable Argentine law governing the form and registration of securities, this Indenture, any rule of any securities exchange on which the Notes may be listed, or of any Governmental Authority or any Depositary thereof, and subject to the prior approval of the CNV where applicable.
(c)    The Issuer agrees to cause the Notes to comply with Article 7 of the Negotiable Obligations Law.
(d)    Each Note shall be dated the date of its authentication. Each Note shall bear interest from the date of issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for and shall be payable on the dates specified on the face of the form of Note set forth as Exhibit A, Exhibit C, or Exhibit D hereto, as applicable. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
(e)    From time to time, a member of the Board of Directors of the Issuer and a member of its surveillance committee will execute and deliver to the Trustee (i) for Notes sold within the United States to “qualified institutional buyers” as defined in and pursuant to Rule 144A under the Securities Act (each, a “QIB”), one or more Notes in definitive, fully registered form without interest coupons, in a denomination of U.S.$1,000 or any amount in excess thereof which is an integral multiple of U.S.$1,000, substantially in the form of Exhibit C hereto (each, a “Rule 144A Global Note”); and (ii) for Notes sold outside the United States in offshore transactions in reliance on Regulation S under the Securities Act, one or more Notes, in definitive, fully registered form without interest coupons, in a denomination of U.S.$1,000 or any amount in excess thereof which is an integral multiple of U.S.$1,000, substantially in the form of Exhibit D hereto (each, a “Regulation S Global Note” and, together with the Rule 144A Global Note, “Global Notes”). The aggregate principal amount of the Rule 144A Global Note and the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Custodian for the Depositary or its nominee, as hereinafter provided.
(f)    Each Rule 144A Global Note, each Certificated Note issued in exchange for interests in a Rule 144A Global Note and each Regulation S Global Note during the Distribution Compliance Period (and each Certificated Note issued in exchange for interests in a Regulation S Global Note during such period) shall bear the following legends as set forth below, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act and provided that upon and following the expiration of the applicable Distribution Compliance Period, such legend included on a Regulation S Global Note (and each Certificated Note issued in exchange therefor) shall have no effect and may be removed by the Trustee upon direction of the Issuer:

(i)    each Rule 144A Global Note shall bear the following legend (the “Rule 144A Securities Act Legend”), which may be removed by the Trustee upon direction of the Issuer:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER AND ITS SUBSIDIARIES, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.”
(ii)    the Regulation S Global Note shall bear the following legend (the “Regulation S Securities Act Legend,” and together with the Rule 144A Securities Act Legend, each a “Securities Act Legend”) on the face thereof:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION .
THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE”
Each Global Note (i) shall be delivered by the Trustee to DTC acting as the Depositary or, pursuant to DTC’s instructions, shall be delivered by the Trustee on behalf of DTC to and deposited with the Custodian, and in either case shall be registered in the name of Cede & Co., or such other name as DTC shall specify, and (ii) shall also bear a legend substantially to the following effect:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
Global Notes may be deposited with such other Depositary that is a clearing agency registered under the Exchange Act as the Issuer may from time to time designate in writing to the Trustee, and shall bear such legend as shall be designated by the Issuer.
(g)    If (i) at any time the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Notes and a successor Depositary is not appointed within 90 days, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor Depositary is not appointed within 90 days, (iii) the Issuer, at its option, notifies the Trustee that it elects to cause the issuance of Certificated Notes or (iv) an Event of Default has occurred and is continuing with respect to the Notes and a request for exchange has been made by the Holder, the Issuer will execute, and the Trustee, upon receipt of an Issuer Order directing the authentication and delivery thereof, will authenticate and deliver, Certificated Notes in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes as specified by the Depositary.

(h)    The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date.
Section 2.05.    Registration, Transfer and Exchange. The Notes are issuable only in registered form. The Trustee will keep at the Corporate Trust Office (in such capacity, the “Co-Registrar”), a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Notes as provided herein. The name and address of the registered Holder of each Note and the amount of each Note will be recorded in the Register. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.
A copy of the Register shall be maintained by the Argentine Registrar at its offices in Buenos Aires. Upon request by the Argentine Registrar, the Co-Registrar shall provide a copy of the Register to the Argentine Registrar at such address or facsimile as the Argentine Registrar and Transfer Agent may designate in writing to the Trustee. The Register in Argentina shall be in written form in the English language or in any other form capable of being converted into such written form within a reasonable time and, upon request, may be translated into Spanish at the sole expense of the Issuer.
Upon due presentation for registration of transfer of any Note, the Issuer shall execute and, upon receipt of an Issuer Order directing the authentication and delivery thereof, the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations for a like aggregate principal amount.
A Holder may register the transfer of a Note only by written application to the Co-Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Co-Registrar in the Register. Prior to the registration of any transfer by a Holder as provided herein, the Issuer, the Trustee, each Agent and any agent of any of them shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Issuer, the Trustee, any Agent nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged to the Co-Registrar. When Notes are presented to the Co-

Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Co-Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Issuer shall execute and, upon receipt of an Issuer Order directing the authentication and delivery thereof, the Trustee shall authenticate Notes as applicable.
Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Co-Registrar) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder thereof or his attorney duly authorized in writing in a form satisfactory to the Issuer and the Co-Registrar.
The Issuer and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer taxes or other similar governmental charge payable upon exchanges). No service charge to any Holder shall be made for any such transaction.
The Issuer shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the date of a notice of redemption of Notes to be redeemed is given or (b) any Notes called or being called for redemption.
All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.
Claims against the Issuer for the payment of principal and interest, premium, if any, or other amounts due on the Notes (including Additional Amounts) must be made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Notes (including Additional Amounts), in each case from the date on which such payment first became due, or a shorter period if provided by law.
Section 2.06.    Book-entry Provisions For Global Notes. (a) Each Rule 144A Global Note initially shall (i) be registered in the name of a nominee of the Depositary, (ii) be delivered to the Custodian on behalf of the Depositary and (iii) bear the Rule 144A Securities Act Legend. Each Regulation S Global Note initially shall (i) be registered in the name of a nominee for the Depositary, (ii) be delivered to the Custodian on behalf of the Depositary and (iii) bear the Regulation S Securities Act Legend; provided that upon and following the expiration of the Distribution Compliance Period, such Securities Act Legend shall have no effect.
Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee, each Agent and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, any Agent or any agent of any of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.
(b)    Except as provided in Section 2.07, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred, and transfers increasing or decreasing the aggregate principal amount of Global Notes may be conducted only in accordance with the rules and procedures of the Depositary and, to the extent relevant, the provisions of Section 2.07. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in any Rule 144A Global Note or Regulation S Global Note, respectively, under the circumstances set forth in Section 2.04(g)
(c)    Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
(d)    In connection with the transfer of an entire Rule 144A Global Note or Regulation S Global Note to beneficial owners pursuant to clause (b) of this Section, the Rule 144A Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Rule 144A Global Note or Regulation S Global Note, as the case may be, an equal aggregate principal amount of Certificated Notes of authorized denominations.
(e)    Any Certificated Note delivered in exchange for an interest in a Rule 144A Global Note pursuant to clause (b) or (d) of this Section shall, except as otherwise provided by clause (c) of Section 2.07, bear the applicable Securities Act Legend in accordance with Section 2.07(c).
(f)    The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(g)    None of the Trustee, the Issuer or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, any Depositary or other Person with respect to the accuracy of the records of any Depositary or its nominee or of any participant member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other person (other than the relevant Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the relevant Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the relevant Depositary subject to the applicable rules and procedures of such Depositary. The Trustee, the Issuer and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
Section 2.07.    Special Transfer Provisions. Unless and until the applicable Securities Act Legend is removed from a Certificated Note or Global Note pursuant to clause (c) below, the following additional provisions shall apply to the proposed transfer, exchange or replacement of Certificated Notes or, to the extent relevant to the Trustee, the Co-Registrar, the Argentine Registrar, any Transfer Agent or the Depositary, any beneficial interest in a Global Note:
(a)    Transfers to Qualified Institutional Buyers. The following provisions shall apply with respect to the registration of any proposed transfer of a Note (or interest in a Global Note) to a QIB:
(i)    The Co-Registrar shall register the transfer of any Certificated Note bearing a Securities Act Legend if (x) the requested transfer is after the time period referred to in Rule 144 under the Securities Act as in effect with respect to such transfer, as notified by the Issuer to the Trustee or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Co-Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A, and the proposed transferor has signed the transfer notice in substantially the form of Exhibit B.
(ii)    If the Note to be transferred is a Certificated Note bearing a Securities Act Legend and the proposed transferee is an Agent Member holding such interest on behalf of a QIB, upon receipt by the Co-Registrar of (x) the documents referred to in sub-clause (i) above (if such transfer is pursuant to clause (y) of sub-clause (i) above) and (y) instructions given in accordance with the Depositary’s and the Co-Registrar’s procedures, the Co-Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Note to be transferred and the Trustee shall cancel the Certificated Note so transferred.
(iii)    Subject to the DTC procedures, if the proposed interest to be transferred is an interest in the Rule 144A Global Note, (x) such transfer may be effected only through the book entry system maintained by the Depositary in compliance with this Indenture and (y) the transferee is required to hold such interest through an Agent Member.
(iv)    Subject to the DTC procedures, with respect to transfers of an interest in a Regulation S Global Note to a QIB during the Distribution Compliance Period, upon receipt by the Co-Registrar of (x) a certificate by the transferee or transferor, as the case may be, in substantially the form of Exhibit G hereto and (y) instructions given in accordance with the Depositary’s and Co-Registrar’s procedures, the Co-Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest to be transferred, and shall increase the principal amount of the Rule 144A Global Note in a like amount.
(b)    Transfers to Non-U.S. Persons. The following provisions shall apply with respect to registration of transfers of a Note (or interest in a Global Note) to a Person that is a Non-U.S. Person:
(i)    The Co-Registrar shall register the transfer of any Certificated Note bearing a Securities Act Legend to a Non-U.S. Person upon receipt by it from transferor of a transfer notice provided for on the form of Note in substantially the form of Exhibit B.
(ii)    If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note, upon receipt by the Co-Registrar of (x) in the case of transfers during the Distribution Compliance Period, a certificate by the transferor in substantially the form of Exhibit E and in the case of transfers upon and following the expiration of the Distribution Compliance Period, a certificate by the transferor in substantially the form of Exhibit F and (y) instructions in accordance with the Depositary’s and the Co-Registrar’s procedures, the Co-Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and shall increase the Regulation S Global Note in a like amount.

(iii)    If the proposed transferor is a Holder of a Certificated Note and the proposed transferee is an Agent Member, upon receipt by the Co-Registrar of the documents required by sub-clause (i) above and instructions given in accordance with the Depositary’s and the Co-Registrar’s procedures, the Co-Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Certificated Note to be transferred, and the Trustee shall cancel the Certificated Note so transferred.
(c)    Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing a Securities Act Legend, the Co-Registrar shall deliver only Notes that bear a Securities Act Legend unless the requested transfer, exchange or replacement (i) is after the time period referred to in Rule 144 under the Securities Act as in effect with respect to such transfer, exchange or replacement, (ii) is made in connection with a transfer under Section 2.07(b)(i) above occurring after the expiration of the Distribution Compliance Period or (iii) there is delivered to the Co-Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the registration of transfer, exchange or replacement of Notes not bearing the Securities Act Legend, the Co-Registrar shall deliver Notes that do not bear the Securities Act Legend.
(d)    General. By its acceptance of any Note bearing a Securities Act Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Securities Act Legend and agrees that it will transfer such Note only as provided in this Indenture. The Co-Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Co-Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Co-Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.
(e)    The Co-Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2.07 in accordance with its customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Co-Registrar.

(f)    Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among any Depositaries or any Depositary’s participant, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
All the provisions and undertakings set forth above concerning registration of ownership, exchange and transfer of Notes shall be, in fact, exclusively fulfilled by UMB Bank, N.A., acting as Co-Registrar and New York Transfer Agent.
In the event that Banco Santander Argentina S.A., as Argentine Registrar, Argentine Transfer Agent and Argentine Paying Agent, is required to carry out any of obligations related to the registration of ownership, exchange and transfer of Notes, it may delegate such duties to any other entity in Argentina with legal capacity to carry them out in compliance with this Indenture and applicable laws and regulations in force in Argentina. In order to delegate, Banco Santander Argentina S.A. shall promptly notify the Issuer of its intention, so that the Issuer may appoint the entity it deems appropriate to assume Banco Santander Argentina S.A.’s obligations as Argentine Registrar, Argentine Transfer Agent and Argentine Paying Agent.
Once the appointment of a successor Argentine Registrar, Argentine Transfer Agent and Argentine Paying Agent is made and accepted by the succeeding entity, Banco Santander Argentina S.A. shall not be liable for the breach of any of the obligations assumed by the successor Argentine Registrar, Argentine Transfer Agent and Argentine Paying Agent under this Indenture and shall be indemnified for and held harmless against, any and all losses, damages, liabilities, judgments, claims, causes of action, costs and expenses (including fees and disbursements of legal counsel) incurred directly or indirectly, without negligence or bad faith on its part, arising out of or in connection with the performance of the duties assumed by such successor entity under this Indenture.
For the avoidance of doubt, the obligations of the Agents under this Indenture are several and not joint.
Section 2.08.    Mutilated, Defaced, Destroyed, Stolen and Lost Notes. (a) The Issuer shall execute and deliver to the Trustee Certificated Notes in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.
(b)    In case any Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, upon the request of the registered Holder thereof, the Issuer in its discretion may execute, and, upon the receipt of an Issuer Order, the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, such Holder, if so requested by the Issuer or the Trustee will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Note. The Trustee is hereby authorized, in accordance with and subject to the foregoing conditions in this clause (b), to authenticate and deliver from time to time, Notes in exchange for or in lieu of Notes, respectively, which become mutilated, defaced, destroyed, stolen or lost. Each Note delivered in exchange for or in lieu of any Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) which were carried by such Note.
(c)    All Notes surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall, in accordance with Section 2.10, cancel and destroy all such Notes surrendered for payment or exchange, in accordance with its Note destruction policy, and shall deliver a certificate of destruction to the Issuer.
(d)    In the event any such mutilated, defaced, destroyed, lost or stolen certificate has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new certificate, pay such Notes.
Section 2.09.    Additional Notes. Subject to the covenants described below and to the authorization of the CNV (to the extent required), the Issuer may, from time to time, without the consent of the Holders of the Notes Outstanding, create and issue additional Notes (“Additional Notes”) having the same terms and conditions as the Initial Notes in all respects (or in all respects except for issue date, issue price, and the first Interest Payment Date and, to the extent necessary, certain temporary securities law transfer restrictions) so that such subsequently issued Additional Notes may be consolidated and form a single series with the previously Outstanding Notes; provided that the issuance of Additional Notes shall then be permitted under Section 4.06, provided further that the Issuer may only issue any Additional Notes with the same CUSIP number, ISIN number or other identifying number as the Initial Notes if such further issuance would be treated as part of the same “issue” as the previously outstanding Notes issued hereunder or are issued with less than a de minimis amount of original issuer discount, in each case within the meaning of United States Treasury regulation section 1.1275-1(f) or 1.1275-2(k).

Additional Notes issued in this manner will be consolidated and form a single series with the previously Outstanding Notes in accordance with the requirements of the Depositary. The Initial Notes and any Additional Notes would be treated as a single class for all purposes, including with respect to redemptions, and would vote together as one class on all matters with respect to the Notes. In connection with any such issuance of Additional Notes, the Issuer shall deliver an Issuer Order to the Trustee directing the Trustee to authenticate and deliver Additional Notes on the closing date specified therein in an aggregate principal amount specified therein and the Trustee, in accordance with such Issuer Order, shall authenticate and deliver such Additional Notes. The Additional Notes may be represented by an increase in the aggregate principal amount of the Global Notes.
Section 2.10.    Cancellation of Notes; Disposition Thereof. All Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
Section 2.11.    Repurchases. The Issuer or any of its Subsidiaries may at any time purchase any Note in the open market or otherwise at any price, in accordance with the Argentine Capital Markets Law, the CNV Rules and other applicable securities laws, so long as such acquisition does not otherwise breach the terms of this Indenture. The Issuer or any such Subsidiary will not have voting rights with respect to such Note in any meeting of Holders and such Note will not be considered as Outstanding for purposes of calculating the quorum at the meeting. Any Note so purchased by the Issuer or its Subsidiaries may not be reissued or resold except in accordance with all applicable securities and other laws.
Section 2.12.    Security Identifier Numbers. The Issuer in issuing the Notes may use “CUSIP,” “ISIN” and/or “common code” numbers (if then generally in use), and, if so, the Trustee shall use for the Notes “CUSIP,” “ISIN” and/or “common code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP,” “ISIN” and/or “common code” numbers. Additional Notes will only be issued with the same CUSIP number, ISIN number or other identifying number as the Initial Notes if such further issuance would be treated as part of the same “issue” as the Initial Notes or are issued with less than a de minimis amount of original issuer discount, in each case within the meaning of United States Treasury regulation section 1.1275-1(f) or 1.1275-2(k).
ARTICLE 3
REDEMPTION; OFFER TO PURCHASE
Section 3.01.    Optional Redemption With a Make-Whole Premium. Prior to December 2, 2028 (the “First Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the First Call Date at the redemption price set forth in Section 3.02 in respect of December 2, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes to be redeemed plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
Section 3.02.    Optional Redemption Without a Make-Whole Premium. On or after the First Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at the following redemption prices (expressed as a percentage of the principal amount of Notes being redeemed), plus accrued and unpaid interest thereon to, but excluding, the redemption date, if redeemed during the 12-month period commencing on December 2 of the years set forth below:

Year	Percentage
2028	103.875%
2029	101.938%
2030 and thereafter	100.000%
Section 3.03.    Optional Redemption Following a Tender Offer. In connection with any tender offer or other offer to purchase all of the Outstanding Notes (including pursuant to a Change of Control Offer or an Asset Sale Offer for all of the Outstanding Notes), if not less than 90% of the aggregate principal amount of the then Outstanding Notes are validly tendered and not withdrawn and such Notes are purchased by the Issuer, or any third party making such tender offer in lieu of the Issuer, the Issuer or such third party will have the right following such purchase date, upon notice given not more than 60 days following the purchase pursuant to such offer and pursuant to the procedure described in this Indenture, to redeem (in the case of the Issuer) or purchase (in the case of a third party offeror) all Notes that remain Outstanding following such purchase at a price equal to the price paid (excluding any early tender premium or similar payment) to each other Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.
Section 3.04.     Optional Redemption With Proceeds of Equity Offerings. At any time, or from time to time, on or prior to December 2, 2028, the Issuer may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of Outstanding Notes (including any Additional Notes) at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest (including Additional Amounts), if any, to, but not including, the redemption date; provided that:
(a)    Notes in an aggregate principal amount equal to at least 65% of the aggregate principal amount of Notes (including any Additional Notes) remain Outstanding immediately after the occurrence of such redemption; and
(b)    the redemption must occur not more than 90 days after the date of the closing of such Equity Offering.
Section 3.05.    Optional Redemption upon a Tax Event. The Notes may be redeemed, in whole but not in part, at the Issuer’s option, subject to applicable Argentine laws, at a redemption price equal to 100% of the Outstanding principal amount of the Notes, plus accrued and unpaid interest (including Additional Amounts), if any, to, but not including, the redemption date, if (i) the Issuer has or will become obligated to pay Additional Amounts on or in respect of the Notes as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) in any Relevant Jurisdiction, (ii) such change or amendment occurs on or after the date of this Indenture (or, in the case of a Relevant Jurisdiction that becomes a Relevant Jurisdiction after the date of this Indenture, after such later date) and (iii) such obligation cannot be avoided by the Issuer taking commercially reasonable measures available to it; provided that no notice of redemption will be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay Additional Amounts; and provided further, that commercially reasonable measures shall be understood not to include any change in the Issuer’s jurisdiction of incorporation or organization or location of the Issuer’s principal executive office or registered office. Prior to the giving of notice of redemption of Notes to the Holders pursuant to this Section 3.05, the Issuer shall deliver to the Trustee an Officer’s Certificate to the effect that the Issuer is or at the time of the redemption will be entitled to effect such a redemption pursuant to this Indenture, and setting forth in reasonable detail the circumstances giving rise to such right of redemption. The Officer’s Certificate shall be accompanied by a written opinion of recognized counsel in the Relevant Jurisdiction independent of the Issuer to the effect that the Issuer is, or will become, obligated to pay Additional Amounts as a result of a change or amendment, as described above. The Trustee shall accept such opinion and Officer’s Certificate as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.
Section 3.06.    Method and Effect of Redemption; Notice of Redemption; Selection of Notes. (a) Notice of any redemption will be delivered at least 10 but not more than 60 days before the redemption date to Holders of Notes, with a copy to the Trustee, in accordance with Section 10.02. The notice of redemption of Notes to be redeemed at the option of the Issuer shall be given by the Trustee in the name and at the expense of the Issuer, upon the Issuer’s written request at least five (5) days prior to the date on which notice of redemption is to be delivered to the Holders of the Notes to be redeemed, which request shall include form of the notice of redemption. In connection with any redemption of Notes, any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any sale of Equity Interests in the Issuer, Incurrence of Debt, or acquisition, merger or consolidation. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived) by the Issuer in its sole discretion). If all such conditions are not satisfied (or waived by the Issuer in its sole discretion), such redemption shall be rescinded by the Issuer. The Issuer will provide prompt notice of any such rescission to the Holders and the Trustee, and will make such notice publicly available on its website and through the CNV, ByMA and A3, as may be required by applicable law or regulation.
(b)    Each notice of redemption will identify the Notes to be redeemed and will include or state the following:
(i)    the redemption date;
(ii)    the redemption price, including the portion thereof representing any accrued interest;
(iii)    the place or places where Notes are to be surrendered for redemption;

(iv)    Notes called for redemption must be so surrendered in order to collect the redemption price;
(v)    upon the satisfaction of the conditions precedent included in the notice of redemption, if any, on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date (unless the Issuer defaults in the payment of the redemption price);
(vi)    if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued upon cancellation of the original Note;
(vii)    if applicable, the conditions precedent to which the notice of redemption is subject; and
(viii)    if any Note contains a CUSIP, ISIN or common code number, no representation is being made as to the correctness of such CUSIP, ISIN or common code number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
(c)    Subject to the satisfaction of any applicable condition, Notes called for redemption will become due on the date fixed for redemption. The Issuer will pay the redemption price for the Notes together with accrued and unpaid interest thereon (including Additional Amounts, if any) to, but not including, the date of redemption. On and after the redemption date, interest will cease to accrue on the Notes, unless the Issuer defaults in the payment of the applicable redemption price pursuant to this Indenture. Upon redemption of the Notes by the Issuer, the redeemed Notes will be cancelled.
(d)    If fewer than all of the Notes are being redeemed, selection of the Certificated Notes for redemption will be made, to the extent permitted under applicable law and securities exchange rules, on a pro rata basis, by lot or by using any other method that the Trustee deems fair and appropriate, and selection of Notes in global form will be conducted in compliance with DTC’s procedures and requirements, in each case, in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof. In the case of Certificated Notes, upon surrender of any Note redeemed in part, the Holder will receive a new Certificated Note equal in principal amount to the unredeemed portion of the surrendered Note. In the case of a Global Note, appropriate adjustments to the amount and beneficial interests in the Global Note will be made as necessary.

Section 3.07.    Offer to Purchase. (a) An Offer to Purchase must be made by written offer (as used in this Section, the “offer”) sent to the Holders. The Issuer will notify the Trustee at least five (5) days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer delivered at least 5 days prior to the date the offer is to be given to the Holders and setting forth the information to be included in the offer. In such case, the Issuer shall provide the Trustee with the information required by Section 3.07(b).
(c)    The offer must include or state the following as to the terms of the Offer to Purchase:
(i)    the provision of this Indenture pursuant to which the Offer to Purchase is being made;
(ii)    the aggregate principal amount of the Outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (as used in this Section, the “purchase amount”);
(iii)    the purchase price, including the portion thereof representing accrued interest;
(iv)    an expiration date (as used in this Section, the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (as used in this Section, the “purchase date”);
(v)    a Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a multiple of U.S.$1,000 principal amount;
(vi)    the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;
(vii)    each Holder electing to tender a Note pursuant to the offer will be required to (x) surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer) or (y) in the case of Global Notes, tender such Notes in accordance with the applicable procedures of the Depositary;

(viii)    interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Purchase, will continue to accrue;
(ix)    on the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date unless the Issuer defaults in the payment of the purchase price;
(x)    Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender, or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary;
(xi)    (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer will purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the Outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of U.S.$1,000 principal amount will be purchased;
(xii)    if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued upon cancellation of the original Note;
(xiii)    if applicable, the conditions precedent to which the Offer to Purchase is subject; and
(xiv)    if any Note contains a CUSIP, ISIN or common code number, no representation is being made as to the correctness of such a CUSIP, ISIN or common code number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.
ARTICLE 4
COVENANTS
Section 4.01.    Payment of Notes. (a) The Issuer agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuer will deposit with the Paying Agent money in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuer will promptly notify the Trustee of its compliance with this clause. The principal amount of the Notes will be payable in three consecutive annual installments, starting on December 2, 2031, on the dates (each, a “Principal Payment Date”) and in the percentage of the principal amounts set forth in the schedule below:

Principal Payment Dates	Percentage of Principal Amount Payable
December 2, 2031	33%
December 2, 2032	33%
December 2, 2033	34%
provided that any partial prepayment of the principal amount of the Notes pursuant to an optional redemption as set forth in Article 3 and certain limitations on Asset Sales as set forth in Section 4.13 or other repurchases of Notes shall reduce the principal amount due on each succeeding Principal Payment Date on a pro rata basis for the amount of principal paid in connection with any such prepayment or repurchase over the remaining Principal Payment Dates. Notice of any such reduction, including an updated amortization schedule, shall be provided to the Holders, and the Issuer shall deliver an Officer’s Certificate to the Trustee including such updated amortization schedule, which shall be conclusive and binding absent manifest error. The final installment of the principal amount will, in any event, equal the then Outstanding aggregate principal balance of the Notes and will be payable together with the accrued and unpaid interest thereon and any other amounts then owing by the Issuer under the Notes.
(b)    An installment of principal or interest will be considered paid on the date due if the Trustee or a Paying Agent (if other than the Issuer or any Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment and the Trustee or such Paying Agent, as applicable, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. If the Issuer or any Affiliate of the Issuer acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
(c)    The Issuer agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.
(d)    If a Holder of Certificated Notes in an aggregate principal amount of at least U.S.$1,000,000 has given wire transfer instructions to the Issuer to make a payment in respect of the Holder’s Notes to a bank account in New York City, the Issuer will make all principal, premium, if any, and interest payments (including Additional Amounts) in respect of those Notes in accordance with those instructions. All other payments in respect of the Certificated Notes are to be made at the office or agency of the New York Paying Agent, unless the Issuer elects to make such payments by check mailed to the registered Holders at their registered addresses. All payments on Global Notes will be made to the Depositary in accordance with its applicable procedures.
(e)    Neither the Trustee nor any Agent shall be obligated to make any payment to Holders until such time as it has received funds and been able to identify or confirm receipt of such funds.
(f)    In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Notes and this Indenture in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, the Issuer, the Trustee or any Paying Agent is or has agreed to be subject, the Issuer hereby covenants with the Trustee and each Paying Agent that it will use commercially reasonable efforts to provide each of the Trustee and the Paying Agents with sufficient information so as to enable the Trustee and the Paying Agents to determine whether or not the Trustee or such Paying Agent, as applicable, has tax related obligations under Applicable Tax Law. The Trustee and each Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law for which the Trustee and each Paying Agent shall not have any liability.
Section 4.02.    Maintenance of Office or Agency. The Issuer will maintain a Co-Registrar, Paying Agent and Transfer Agent, each with an office in the Borough of Manhattan, in the City of New York. Initially, the Trustee will act as Co-Registrar, Paying Agent and Transfer Agent for the Notes in New York City. The Issuer will maintain in each place of payment specified for the Notes, an office or agency where the Notes may be presented or surrendered for payment, registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture (other than the type contemplated by Section 10.06) may be served, including either in the City of Buenos Aires or the Province of Buenos Aires, so long as the Notes are authorized for their public offer in Argentina and are listed on ByMA (including ByMA’s Green Bond Panel) and traded on A3 and the CNV Rules, the Rules of the ByMA, the rules of A3 or other applicable Argentine law or regulation, as the case may be, so require. Initially, Banco Santander Argentina S.A. will act as Argentine Registrar, Argentine Paying Agent, Argentine Transfer Agent and Representative of the Trustee in Argentina. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee; provided, however, that in no event shall the Trustee be required to maintain an office in Argentina.
Section 4.03.    Maintenance of Existence; Ratings. The Issuer will, and will cause each of its Restricted Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefor and (b) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and similar entitlements necessary or desirable in the normal conduct of its and its Restricted Subsidiaries’ business, activities or operations; provided that this Section 4.03 will not require the Issuer to maintain any such right, privilege, title to property, franchise or similar entitlement, or to preserve the corporate existence of any Restricted Subsidiary, if the Issuer’s Board of Directors determines in good faith that (i) the maintenance or preservation thereof is no longer necessary or desirable in the conduct of the Issuer and its Subsidiaries’ business taken as a whole and (ii) the loss thereof is not, and will not be, adverse in any material respect to the Holders of the Notes.
The Issuer shall, for so long as any Notes are Outstanding, use commercially reasonable efforts to maintain ratings on the Notes from at least one Rating Agency.
Section 4.04.     [RESERVED].
Section 4.05.    Ranking. The Notes will: (a) be unsecured and unsubordinated obligations of the Issuer; (b) rank equal in right of payment with all existing and future unsecured, unsubordinated obligations of the Issuer from time to time outstanding (except those obligations preferred by operation of Argentine law, including without limitation labor and tax claims); (c) rank senior in right of payment to all future subordinated indebtedness of the Issuer, if any; (d) be effectively subordinated to all existing and future secured obligations of the Issuer, to the extent of the value of the assets securing such obligations; and (e) be structurally subordinated to all existing and future indebtedness and other liabilities of any Subsidiary of the Issuer.
Section 4.06.    Limitation on Debt. (a) The Issuer:
(i)    will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and
(ii)    will not, and will not permit any of its Restricted Subsidiaries to, Incur any Disqualified Stock (other than Disqualified Stock of Restricted Subsidiaries held by the Issuer or a Restricted Subsidiary, so long as it is so held);

provided that the Issuer or any Restricted Subsidiary may Incur Debt or Disqualified Stock if on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (A) the Interest Coverage Ratio is not less than 2.00 to 1.00 and (B) the Net Leverage Ratio is not greater than 3.50 to 1.00.
(b)    Notwithstanding the foregoing, the Issuer and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):
(i)    Debt of the Issuer or any Restricted Subsidiary owed to the Issuer or any Restricted Subsidiary so long as such Debt continues to be owed to the Issuer or a Restricted Subsidiary; provided that;
(X)    if the Issuer is the obligor on Debt owing to a Restricted Subsidiary, such Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; and
(Y)    (A) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Debt being beneficially held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and (B) any sale or other transfer of any such Debt to a Person other than the Issuer or a Restricted Subsidiary of the Issuer shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;
(ii)    Debt of the Issuer pursuant to the Notes (other than Additional Notes);
(iii)    Refinancing Debt in respect of:
(A)    Debt (other than Debt owed to the Issuer or any Subsidiary of the Issuer) Incurred pursuant to paragraph (a) above (it being understood that no Debt outstanding on the Issue Date is Incurred pursuant to such paragraph (a) above), or
(B)    Debt Incurred pursuant to clauses (b)(ii), (iii), (vi) or (vii).
(iv)    Hedging Agreements of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business for bona fide hedging purposes and not for speculation;
(v)    Debt consisting of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments (including in respect of workers’ compensation claims, health, disability or other employee benefits, or property, casualty or liability insurance), self-insurance obligations, customer deposits, performance, bid, surety, advance payment, appeal and similar bonds (including, for the avoidance of doubt, seguros de caución) and completion guarantees, in each case in the ordinary course of business and other than an obligation for borrowed money;
(vi)    Acquired Debt, provided that, after giving effect to the Incurrence thereof, either (A) the Issuer could Incur at least U.S.$1.00 of Debt under Section 4.06(a), or (B) (x) the Interest Coverage Ratio would be higher than the Interest Coverage Ratio immediately prior to such transaction, and (y) the Net Leverage Ratio would be lower than the Net Leverage Ratio immediately prior to such transaction;
(vii)    Debt of the Issuer or any Restricted Subsidiary outstanding on the Issue Date;
(viii)    Debt of the Issuer or any Restricted Subsidiary incurred to finance (including any related transaction fees and expenses) the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of the Issuer or such Restricted Subsidiary (and any refinancing thereof) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Debt incurred pursuant to this paragraph and then outstanding may not exceed the greater of (x) U.S.$250 million (or the equivalent in other currencies) and (y) 12.5% of Consolidated Total Assets;
(ix)    Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in connection with deposit accounts, in each case in the ordinary course of business;
(x)    Guarantees by the Issuer or any Restricted Subsidiary of Debt to be incurred by the Issuer or another Restricted Subsidiary in accordance with this covenant; provided that, in the event such Debt that is being Guaranteed is Subordinated Debt, then the related Guarantee shall be subordinated in right of payment to the Notes;
(xi)    Deeply Subordinated Debt;
(xii)    Debt of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed two times the aggregate net cash proceeds received by the Issuer after the Issue Date from the issuance of Qualified Equity Interests and Deeply Subordinated Debt of the Issuer or any contribution to its common equity

(or the equivalent in other currencies); provided that (i) the net proceeds from the incurrence of such Debt and the issuance of such Qualified Equity Interests and Deeply Subordinated Debt of the Issuer or other contribution to its common equity are used to finance the development of Permitted Businesses; (ii) after giving effect to such Incurrence, the Issuer is in compliance with the Interest Coverage Ratio limitation set out in paragraph (a) above; and (iii) such equity proceeds shall not be available to make Restricted Payments under Section 4.07 so long as such related Debt under this clause (xii) remains outstanding; and
(xiii)    Debt of the Issuer or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of (i) U.S.$250 million (or the equivalent in other currencies) and (ii) 12.5% of Consolidated Total Assets.
(c)    Notwithstanding any other provision of this Section, for purposes of determining compliance with this Section, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Issuer or a Restricted Subsidiary may Incur under this Section. For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Debt, the U.S. Dollar-equivalent principal amount of Debt denominated in any other currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that, if such Debt is Incurred to Refinance other Debt denominated in any other currency, and such Refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being Refinanced. The principal amount of any Debt Incurred to Refinance other Debt, if Incurred in a different currency from the Debt being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such Refinancing.
(d)    In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section, the Issuer, in its sole discretion, will classify such item of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Issuer will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this Section, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section at any time.

(e)    For purposes of determining compliance with, and the outstanding principal amount of, any particular Debt Incurred pursuant to and in compliance with this Section:
(i)    the outstanding principal amount of any item of Debt will be counted only once;
(ii)    the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with IFRS Accounting Standards;
(iii)    Guarantees of, or obligations in respect of letters of credit or similar instruments relating to, Debt that is otherwise included in the determination of a particular amount of Debt will not be included; and
(iv)    the accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms will not be an Incurrence of Debt for purposes of this covenant; provided that any such outstanding additional Debt or Disqualified Stock paid in respect of Debt Incurred will be counted as Debt outstanding thereunder for purposes of any future Incurrence under such provision.
Section 4.07.    Limitation on Restricted Payments. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following paragraphs being collectively “Restricted Payments”):
(1)    declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on the Equity Interests of the Issuer or any of its Restricted Subsidiaries other than:
(i)    dividends or distributions payable in Qualified Equity Interests of the Issuer;
(ii)    dividends or distributions payable to the Issuer and/or any of its Restricted Subsidiaries; or;
(iii)    dividends or distributions made on a pro rata basis to the Issuer and its Restricted Subsidiaries, on the one hand, and minority holders of Equity Interests of a Restricted Subsidiary, on the other hand (or on a less than pro rata basis to any minority holder);
(2)    purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or any of the Restricted Subsidiaries other than in exchange for Equity Interests of the Issuer (other than Disqualified Equity Interests);
(3)    repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt (other than Subordinated Debt of the Issuer or any Restricted Subsidiary to the extent permitted under paragraph (b)(i) of the definition of “Permitted Debt” in Section 4.06), except a payment of interest or principal at Stated Maturity; or
(4)    make any Investment other than a Permitted Investment;
unless, at the time of, and after giving effect to, the proposed Restricted Payment:
(A)    no Default or Event of Default has occurred and is continuing; and
(B)    the Issuer could Incur at least U.S.$1.00 of Debt under Section 4.06(a).
The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors of the Issuer, whose determination will be conclusive and evidenced by a Board Resolution of the Issuer.
(b)    The foregoing will not prohibit:
(i)    the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the provisions of this Section 4.08;
(ii)    the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Refinancing Debt;
(iii)    (i) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer, (ii) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Issuer or (iii) any Investment, in each case made in exchange for, or out of the proceeds of a substantially concurrent offering or placement of, Qualified Equity Interests of the Issuer or any Affiliate of the Issuer (to the extent contributed to the Capital Stock of the Issuer in the form of Qualified Equity Interests);
(iv)    the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt (including Deeply Subordinated Debt) incurred after the Issue Date made in exchange for, or out of the proceeds of a substantially concurrent Incurrence of Debt other than Subordinated Debt if, after giving effect to such Incurrence, the

Issuer could Incur at least U.S.$1.00 of Debt under Section 4.06(a) adjusted, for such purpose, to reflect a Net Leverage Ratio not in excess of 2.00 to 1.00; provided that the maximum aggregate principal amount of Subordinated Debt so repaid, redeemed, repurchased, defeased or otherwise acquired or retired pursuant to this clause (iv) shall not exceed U.S.$50 million;
(v)    the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Debt at a purchase price not greater than (x) 101% of the principal amount thereof in the event of a Change of Control pursuant to a provision no more favorable to the holders thereof than Section 4.12 or (y) 100% of the principal amount thereof in the event of an asset sale pursuant to a provision no more favorable to the Holders thereof than Section 4.13; provided that, in each case, the Issuer has complied or is simultaneously complying with Section 4.12 and Section 4.13, as applicable;
(vi)    repurchases by the Issuer of its Capital Stock or options, warrants or other securities exercisable or convertible into its Capital Stock from its employees or directors or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors, or Capital Stock repurchased in the open market to equity-settle stock-based compensation awarded to employees or directors of the Issuer or its Subsidiaries in the ordinary course of business; or
(vii)    Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (vii) shall not exceed in any fiscal year 10.0% of Consolidated Net Income from the preceding fiscal year; provided that any unused amounts in any fiscal year may be carried forward to a subsequent fiscal year;
provided that, in the case of clauses (iii), (iv), (v) and (vii), no Default has occurred and is continuing or would occur as a result thereof.
(c)    For purposes of determining compliance with this Section, in the event that a Restricted Payment permitted pursuant to this Section or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (i) through (vii) of paragraph (b) above or one or more clauses of the definition of Permitted Investments, as the case may be, the Issuer shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section or of the definition of Permitted Investments, as the case may be. For purposes of covenant compliance, the amount of any

Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.
Section 4.08.    Anti-Layering. The Issuer will not, and will not permit any Restricted Subsidiary to, Incur any Debt that is subordinated in right of payment to other Debt of the Issuer or a Restricted Subsidiary unless such Debt is also subordinated in right of payment to the Notes on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.
Section 4.09.    Limitation on Liens. The Issuer will not, and will not permit any Restricted Subsidiary, to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any of its properties or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired to secure any Debt without effectively providing that the Notes are secured on an equal and ratable basis with (or, if the Debt to be secured by the Lien is subordinated in right of payment to the Notes, prior to) the Debt so secured for so long as such Debt is so secured.
Section 4.10.    Limitation On Sale and Leaseback Transactions. The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless:
(i)    the Issuer and the Restricted Subsidiaries would be entitled to
(A)    Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction under Section 4.06(a), and
(B)    create a Lien on such property or asset to secure such Attributable Debt without equally and ratably securing the Notes under Section 4.09, in which case, the corresponding Debt and Lien shall be deemed to be Incurred pursuant to those provisions, and
(ii)    the Issuer complies with Section 4.13 in respect of such transaction.
provided that if a Covenant Suspension Event has occurred and is continuing, the Issuer or, as the case may be, the Restricted Subsidiary, will only be required to comply with the conditions set out in clauses (i) and (ii) in Section 4.13 (which will be deemed to be in effect solely for these purposes).
Section 4.11.    Limitation On Dividend And Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b) below, the Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:
(i)    declare or pay dividends or make any other distributions on or in respect of any Equity Interests of a Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary;
(ii)    pay any Debt or other obligation owed to the Issuer or any other Restricted Subsidiary;
(iii)    make loans or advances to, or Guarantee any Debt or other obligations of, or make any Investment in, the Issuer or any other Restricted Subsidiary; or
(iv)    transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.
(b)    The provisions of paragraph (a) do not apply to any encumbrances or restrictions
(i)    existing under or by reason or any agreements in effect on the Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or Refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or Refinancing are, taken as a whole, in the good faith judgment of the Issuer, no less favorable in any material respect to the Holders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or Refinanced;
(ii)    existing under or by reason of applicable law, rule, regulation, or order;
(iii)    existing
(A)    with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Issuer or any Restricted Subsidiary, or

(B)    with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event, and any amendments, modifications, restatements, extensions, renewals, replacements or Refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or Refinancing are, taken as a whole, in the good faith judgment of the Issuer no less favorable in any material respect to the Holders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or Refinanced;
(iv)    of the type described in paragraph (a) arising or agreed to in the ordinary course of business (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (B) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, joint venture or similar Person (in each case relating solely to the respective partnership, limited liability company, joint venture or similar Person) or (C) by virtue of any Lien permitted under this Indenture, with respect to any property or assets of, the Issuer or any Restricted Subsidiary;
(v)    with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 4.13;
(vi)    contained in the terms governing any Debt permitted to be Incurred if (as determined in good faith by the Board of Directors of the Issuer) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions would not, at the time agreed to, be expected to materially adversely affect the ability of the Issuer to make payments on the Notes; or
(vii)    required pursuant to this Indenture or the Notes.
(viii)    contained in the terms of any instrument governing Acquired Debt not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, and any amendments, modifications, restatements, extensions, renewals, replacements or Refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or Refinancing are, taken as a whole, in the good faith judgment of the Issuer, no less favorable in any material respect to the holders of Notes than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or Refinanced;
(ix)    restrictions existing under or created by any agreement (including any amendments, modifications, restatements or supplements thereto) related to Debt Incurred in connection with a Project Finance Subsidiary; and
(x)    restrictions with respect to a Restricted Subsidiary of the Issuer imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary.
Section 4.12.    Repurchase of Notes Upon a Change of Control Repurchase Event. (a) Upon the occurrence of a Change of Control Repurchase Event, each Holder will have the right to require that the Issuer purchase all or a portion (in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof) of such Holder’s Notes at a purchase price (the “Change of Control Payment”) equal to 101% of the principal amount thereof, plus any accrued and unpaid interest (including Additional Amounts, if any) thereon to, but excluding, the Change of Control Payment Date.
(b)    Within 30 days following any Change of Control Repurchase Event, the Issuer shall send a notice to each registered Holder in accordance with Section 10.02, with a copy to the Trustee, making an offer to purchase the Notes in accordance with Section 3.07 (a “Change of Control Offer”). The Change of Control Offer will state, among other things, the purchase date, which must not be less than 15 days or more than 60 days from the date the notice is given, other than as may be required by law (the “Change of Control Payment Date”). The Change of Control Offer will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.
(c)    On the Business Day immediately preceding the Change of Control Payment Date, the Issuer will, to the extent lawful deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered
(d)    On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)    accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; and
(2)    deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.
(e)    If only a portion of a Certificated Note is purchased pursuant to a Change of Control Offer, a new Certificated Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Certificated Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and interest on Notes purchased will cease to accrue on and after the Change of Control Payment Date (unless the Issuer defaults in the payment of the Change of Control Payment).
(f)    The Issuer will comply with Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes through a Change of Control Offer, and the above procedures will be deemed modified as necessary to permit such compliance.
(g)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer following a Change of Control in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer following a Change of Control Repurchase Event made by the Issuer and (i) if such Person purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) notice of redemption of all Notes then Outstanding has been given pursuant to this Indenture as set forth in Section 3.01, Section 3.02 or Section 3.05, unless and until there is a default in payment of the applicable redemption price.
Section 4.13.    Limitation on Asset Sales. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless the following conditions are met:
(i)    the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, as determined in good faith by the Board of Directors of the Issuer;
(ii)    at least 75% of the consideration consists of cash or Cash Equivalents or Additional Assets or any combination of the foregoing received at closing. For purposes of this clause (ii), each of the following will be deemed to be cash:
(A)    any liabilities of the Issuer or such Restricted Subsidiary (other than Subordinated Debt) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or other arrangement that releases the Issuer or such Restricted Subsidiary from further liability;
(B)    any securities, notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are, within 180 days after the consummation of the Asset Sale, converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, but only to the extent of the cash or Cash Equivalents actually received in that conversion; and
(C)    all instruments (including, for the avoidance of doubt, promissory notes, money market investments, marketable securities, checks and deferred payment checks (cheques de pago diferido)) by whomever issued which, by their terms, are payable or may be required to be paid in cash within six months of their issuance.
(iii)    Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used:
(A)    to repay Debt (other than any Disqualified Equity Interests or Subordinated Debt) of the Issuer or a Restricted Subsidiary (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Issuer or any Restricted Subsidiary,
(B)    to invest in or purchase Additional Assets,
(C)    to make capital expenditures in a Permitted Business, or
(D)    any combination of items (A), (B) and (C) of this clause;
provided that the Issuer and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clauses (B) or (C) of this clause (iii) if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, the Issuer or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clauses (B) or (C) of this clause (iii), and that investment is thereafter completed within 180 days after the end of such 365-day period; and

(iv)    the Net Cash Proceeds of an Asset Sale not applied pursuant to clause (iii) within 365 days of the Asset Sale (and additional 180 days, as applicable) constitute “Excess Proceeds.” Excess Proceeds of less than U.S.$30 million (or the equivalent in other currencies) will be carried forward and accumulated. When accumulated Excess Proceeds equal or exceed such amount, the Issuer must, within 30 days, make an offer to purchase Notes in accordance with Section 3.07 (the “Asset Sale Offer”) having a principal amount equal to:
(A)    accumulated Excess Proceeds, multiplied by
(B)    a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered in connection with the Asset Sale, rounded down to the nearest U.S.$1,000. The purchase price (the “Asset Sale Payment”) for the Notes will be 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of purchase.
(b)    Each notice of an Asset Sale Offer shall be given to each registered Holder, with a copy to the Trustee, offering to purchase the Notes as described above and as described in Section 10.02. The Asset Sale Offer will state, among other things, the purchase date, which must not be less than 15 days or more than 60 days from the date the notice is given, other than as may be required by law (the “Asset Sale Payment Date”). The Asset Sale Offer will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.
(c)    On the Business Day immediately preceding the Asset Sale Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent funds in an amount equal to the Asset Sale Payment in respect of all Notes or portions thereof so tendered.
(d)    On the Asset Sale Payment Date, the Issuer will, to the extent lawful:
(1)    accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Asset Sale Offer; and
(2)    deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officer’s Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Issuer.
(e)    If the Asset Sale Offer is for less than all of the Outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the Offer, the Issuer will purchase

Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of U.S.$1,000 principal amount will be purchased, provided that the principal amount of such tendering Holder’s Note will not be less than U.S.$1,000. Upon completion of the Asset Sale Offer, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Asset Sale Offer may be used for any purpose not otherwise prohibited by this Indenture.
(f)    The Issuer will comply with Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes through an Asset Sale Offer, and the above procedures will be deemed modified as necessary to permit such compliance.
(g)    If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition will be deemed to constitute an Asset Sale hereunder and the net cash proceeds thereof will be applied in accordance with this Section within 365 days of conversion or disposition.
(h)    The Issuer will not be required to make an Asset Sale Offer following an Asset Sale if a Restricted Subsidiary or a third party makes the Asset Sale Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Asset Sale Offer following an Asset Sale made by the Issuer and if such Person purchases the Notes validly tendered and not withdrawn under such Asset Sale Offer (it being understood that if such Asset Sale Offer is for less than all of the Outstanding Notes, and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, such Person will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis).
Section 4.14.    Limitation on Transactions with Affiliates. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer (each, a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Issuer.
(b)    Prior to entering into any Related Party Transaction or series of Related Party Transactions involving payments made on or after the Issue Date, or transfers of property or services made on or after the Issue Date, (1) in an aggregate value in excess of

U.S.$20 million (or the equivalent in other currencies) in any fiscal year, the terms of such Related Party Transaction will be approved by a majority of the members of the Board of Directors of the Issuer (including a majority of the Board of Directors of the Issuer who are disinterested directors with respect to such Related Party Transaction), the approval to be evidenced by a Board Resolution of the Issuer stating that the Board of Directors of the Issuer has determined that such transaction complies with the preceding provisions, and (2) with an aggregate value in excess of U.S.$50 million (or the equivalent in other currencies) in any fiscal year, the Issuer must obtain and deliver to the Trustee a favorable written opinion, obtained by the Issuer and delivered to the Trustee, from a nationally recognized (in the relevant jurisdiction) Independent Financial Advisor as to the fairness of the Related Party Transaction to the Issuer and the relevant Restricted Subsidiaries (if any) from a financial point of view.
(c)    The foregoing paragraphs (a) and (b) do not apply to:
(1)    any transaction between the Issuer and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Issuer;
(2)    any transaction entered into in the ordinary course of business between or among the Issuer or any Restricted Subsidiary and any joint venture or similar entity, if such transaction would constitute a Related Party Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such joint venture or similar entity; provided that in the reasonable determination of the members of the Board of Directors of the Issuer, such transactions are on terms that are not materially less favorable, taken as a whole, as could reasonably have been obtained at the time of such transactions in a comparable transaction with a Person that is not an Affiliate of the Issuer;
(3)    any Restricted Payments permitted under Section 4.07;
(4)    payment of reasonable fees and compensation and reimbursement of expenses to, and any indemnity or insurance provided on behalf of, officers, directors, employees, consultants or agents of the Issuer or any Restricted Subsidiary;
(5)    any issuance or sale of Equity Interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) and/or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Issuer, in each case in the ordinary course of business;

(6)    any loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of the Issuer or any Restricted Subsidiary (A) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (B) in respect of moving related expenses incurred in connection with any closing or consolidation of any facility or office, or (C) in the ordinary course of business and (in the case of this clause (C)) not exceeding U.S.$5.0 million in the aggregate outstanding at any time;
(7)    transactions with customers, clients, suppliers, purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture; provided that, in the reasonable determination of the Board of Directors of the Issuer, such transactions are on terms that are not materially less favorable, taken as a whole, as could reasonably have been obtained at the time of such transactions in a comparable transaction with a Person that is not an Affiliate of the Issuer (including, for the avoidance of doubt, (i) any Debt provided by Banco Macro S.A. (if it were deemed to be an Affiliate of the Issuer under this Indenture) in its ordinary course of business, and (ii) any Debt acquired, directly or indirectly, by Affiliates of the Issuer so long as (x) acquired in a bona fide public offering registered with the CNV, with the majority of such offering being placed with non-Affiliates of the Issuer, or (y) acquired in the secondary market from third parties); and
(8)    transactions pursuant to any agreement or instrument in effect as of the Issue Date, as renewed, extended, amended, modified or replaced from time to time, so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Issuer and its Restricted Subsidiaries than those in effect on the Issue Date.
Section 4.15.    Line and Conduct of Business. The Issuer will not, and will not permit any of its Restricted Subsidiaries, to engage in any business other than the Permitted Business.
Section 4.16.    Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors of the Issuer may designate after the Issue Date any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary (the “Designation”) if it meets the following qualifications:
(i)    such Subsidiary does not own any Capital Stock of the Issuer or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Issuer or any Restricted Subsidiary;
(ii)    at the time of the Designation, the Designation would be permitted under Section 4.07 (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation);

(iii)    to the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Issuer or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07;
(iv)    the Subsidiary is not party to any transaction or arrangement with the Issuer or any Restricted Subsidiary that would not be permitted under Section 4.14;
(v)    neither the Issuer nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.06 and Section 4.07:
(vi)    no Default or Event of Default has occurred and is continuing at the time or after giving effect to such Designation;
(vii)    such Subsidiary is not a Significant Subsidiary at the time of its Designation; and
(viii)    once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b).
(b)    (i) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).
(ii)    The Board of Directors of the Issuer may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if, at the time of such designation, no Default or Event of Default has occurred and is continuing and such designation would not cause a Default.
(c)    Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary:
(i)    all existing Investments of the Issuer and the other Restricted Subsidiaries therein (valued at the Issuer’s and other Restricted Subsidiaries’ proportional share of the fair market value of its assets less liabilities) will be deemed to have been made at that time;
(ii)    all existing Capital Stock or Debt of, and all Liens on property of, the Issuer or any other Restricted Subsidiary held by it will be deemed Incurred at that time;

(iii)    all existing transactions between it and the Issuer or any other Restricted Subsidiary will be deemed to have been entered into at that time; and
(iv)    it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.
(d)    Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,
(i)    all of its Debt and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06;
(ii)    Investments therein previously charged under Section 4.07 will be credited thereunder; and
(iii)    it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.
(e)    Any Designation by the Board of Directors of the Issuer of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly delivering to the Trustee a copy of the Board Resolution of the Issuer giving effect to the Designation and an Officer’s Certificate certifying that the Designation complied with the foregoing provisions.
(f)    The Designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary, unless otherwise determined by the Board of Directors of the Issuer.
Section 4.17.    Reports to Holders. To the extent the same shall not have been made publicly available by filing with the SEC, the Issuer will furnish or cause to be furnished to the Trustee in electronic form (for distribution only upon the request of any Holder that desires to receive the applicable reports, information or documents):
(a)    within 90 calendar days after the end of each of the first, second and third quarters of the Issuer’s fiscal year (commencing with the quarter ending March 31, 2026), copies of the unaudited consolidated financial statements of the Issuer and its Subsidiaries in respect of the relevant period (including a profit and loss account, balance sheet and cash flow statement), in English, setting forth in each case in comparative form the figures for the corresponding quarter in, and year-to-date portion of, the previous year, prepared in U.S. Dollars and in accordance with IFRS Accounting Standards; and

(b)    within 120 calendar days after the end of each fiscal year of the Issuer (commencing with the year ended December 31, 2025), copies of the audited consolidated financial statements of the Issuer and its Subsidiaries in respect of such fiscal year (including a profit and loss account, balance sheet and cash flow statement), in English, setting forth in each case in comparative form the figures for the previous year prepared in U.S. Dollars and in accordance with IFRS Accounting Standards and audited by a member firm of an internationally recognized firm of independent accountants.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no obligation or responsibility to determine whether the Issuer (or any other Person) is required to file any reports or other information with the SEC, whether the Issuer’s information is available on (or has been posted to any website, other online data system or filed with EDGAR (or any successor system)) or whether the Issuer (or any other Person) has otherwise delivered any reports, information and documents in accordance with the requirements specified in this Section 4.17.
In addition, within the time period prescribed above, the Issuer will make such information and such reports available by posting such information and reports on its website: (www.genneia.com.ar).
For so long as any of the Notes remain Outstanding and constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Section 4.18.    Reports to Trustee. The Issuer will deliver to the Trustee:
(i)    within 120 days after the end of each fiscal year an Officer’s Certificate indicating whether the signers know of any Default that occurred during the previous fiscal year, specifying the nature of any Default and its status; and
(ii)    as soon as possible and in any event within 30 days after an Officer of the Issuer becomes aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the actions that the Issuer proposes to take with respect thereto.

Section 4.19.    Listing. The Issuer has applied to list the Notes on BYMA (including BYMA’s Green Bond Panel) and to admit the Notes to trade on the A3.
Section 4.20.    Payment of Additional Amounts. (a) The Issuer shall make all payments of principal, premium, if any, and interest in respect of the Notes free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within Argentina, or any other jurisdiction through which payments are made in respect of the Notes or any political subdivision thereof or any authority therein or thereof having power to tax (each, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law. In the event of any such withholding or deduction of Taxes by a Relevant Jurisdiction, the Issuer will pay to Holders such additional amounts (“Additional Amounts”) as will result in the receipt by each Holder of the net amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts will be payable:
(i)    in respect of any Taxes that would not have been so withheld or deducted but for the existence of any present or former connection (including, without limitation, a permanent establishment in the Relevant Jurisdiction) between the Holder or beneficial owner of the Note (or, if the Holder or beneficial owner is an estate, nominee, trust, partnership, corporation or other business entity, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner) and any Relevant Jurisdiction with the power to levy or otherwise impose or assess such Tax, other than the mere holding or ownership of such Note or beneficial interest therein or the receipt of payments or the enforcement of rights thereunder;
(ii)    in respect of any Taxes that would not have been so withheld or deducted if the Note had been presented for payment (where presentation is required and the Issuer has given the Holders at least 30 days prior notice that they will be required to comply with such presentation) within 30 days after the Relevant Date except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented for payment on the last day of such 30-day period;
(iii)    in respect of any Taxes that would not have been so withheld or deducted but for the failure by the Holder or the beneficial owner of the Note to (A) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (B) comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with the Relevant Jurisdiction; provided that (x) such declaration or compliance was required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from all or part of such Taxes and (y) the Issuer has given the Holders at least 30 days prior notice that they will be required to comply with such requirements;
(iv)    in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;
(v)    in respect of any Taxes that are payable other than by deduction or withholding from payments on the Notes;
(vi)    in respect of any Taxes that would not have been so imposed if the Holder had presented the Note for payment (where presentation is required and the Issuer has given the Holders at least 30 days prior notice that they will be required to comply with such presentation) to another Paying Agent;
(vii)    in respect of any payment to a Holder of a Note that is a fiduciary or partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Note directly;
(viii)    to the extent that the Issuer has determined, based on information obtained directly from the recipient or from third parties, that Taxes are imposed due to the residence of the foreign recipient of the payment in a jurisdiction other than a cooperating jurisdiction (jurisdicción cooperante) or otherwise designated as a non-cooperating jurisdiction (jurisdicción no cooperante), in each case as determined under applicable Argentine law or regulation; or
(ix)    in respect of any combination of paragraphs (i) through (viii) above.
In addition, no Additional Amounts will be paid with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing, or relating to, FATCA or any law, regulation or official guidance enacted or issued in any jurisdiction with respect thereto.

All references to principal, premium, if any, and interest in respect of the Notes will be deemed also to refer any Additional Amounts which may be payable with respect to such principal, premium or interest.
In the event of any merger or other transaction described and permitted under Article 5, in which the surviving entity is a corporation organized and validly existing under the laws of a country other than Argentina, all references to Relevant Jurisdiction under this Section 4.20 and under Section 3.05 will be deemed, for the avoidance of doubt, to include such country and any political subdivision thereof or any authority therein or thereof having power to tax.
(b)    The Issuer shall promptly furnish to the Trustee documentation reasonably satisfactory to the Trustee, evidencing payment of any Taxes so deducted or withheld from payments on the Notes. Copies of such documentation will be made available by the Trustee to Holders upon written request to the Trustee.
(c)    The Issuer shall promptly pay when due any present or future stamp, issue, registration, court or similar documentary taxes or any other excise or property taxes, charges or similar levies, including interest and penalties, that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Jurisdiction, except those resulting from, or required to be paid in connection with, the enforcement of such Notes after the occurrence and during the continuance of a Default with respect to the Notes.
(d)    In the event that the Issuer pays any Argentine personal asset tax in respect of the Outstanding Notes, the Issuer hereby waives any right it may have under Argentine law to seek reimbursement from the Holders or the direct owners of the Notes of any such amounts paid.
Section 4.21.    Suspension of Certain Covenants. (a) If at any time after the Issue Date (i) the Notes are rated Investment Grade by at least two of the Rating Agencies and (ii) no Default has occurred and is continuing hereunder (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day, the Issuer and its Restricted Subsidiaries will not be subject to the covenants in Section 4.06, Section 4.07, Section 4.11, Section 4.13, Section 4.14 and Section 5.01(a)(iii), (the “Suspended Covenants”).
During any period when the Suspended Covenants are suspended, the Issuer may not Designate any Subsidiary as an Unrestricted Subsidiary.

(b)    In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (a)(i) of this Section 4.21 is no longer satisfied, then the Issuer and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events.
(c)    The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any Restricted Subsidiary with respect to the Suspended Covenants during the Suspension Period will give rise to a Default or Event of Default under this Indenture with respect to the Notes. On each Reversion Date, all Debt Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred pursuant to Section 4.06.
(d)    For purposes of Section 4.13, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date.
(e)    The Issuer shall promptly notify the Trustee in writing of the occurrence of any Covenant Suspension Event pursuant to this Section 4.21. In the absence of such notice, the Trustee shall assume that the Suspended Covenants are in full force and effect. The Issuer shall promptly notify the Trustee in writing upon the reinstatement of the Suspended Covenants after a Reversion Date. In the absence of such notice, the Trustee shall assume that the Suspension Period continues to remain in effect. The Trustee will have no obligation to (i) independently determine or verify if any of the events described in this Section 4.21 have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s future compliance with its covenants or (iii) notify the Holders of the commencement of any Suspension Period or any Reversion Date.
Section 4.22.    Future Guarantors. (a) The Issuer will not permit any of its Restricted Subsidiaries to Guarantee any Debt of the Issuer in excess of U.S.$10 million (or its equivalent in other currencies) unless such Restricted Subsidiary (a “Note Guarantor”), within 30 days of such Incurrence, provides a Guarantee of all of the Issuer’s obligations under this Indenture and the Notes (a “Note Guarantee”) by executing and delivering to the Trustee a supplemental indenture, which Note Guarantee shall rank senior in right of payment to, or equally in right of payment with, such Restricted Subsidiary’s Guarantee of the Debt of the Issuer.
(b)    The Note Guarantee of a Note Guarantor will be automatically and unconditionally released (and thereupon shall be terminated and discharged and of no further force and effect) upon:

(1)    a sale, assignment, transfer, conveyance or other disposition (including by way of consolidation or merger) of the applicable Note Guarantor or the sale or disposition of all or substantially all the assets of the applicable Note Guarantor to a Person other than the Issuer or a Restricted Subsidiary thereof, to the extent such sale or disposition is otherwise permitted by this Indenture;
(2)    the Designation in accordance with this Indenture of the applicable Note Guarantor as an Unrestricted Subsidiary or the applicable Note Guarantor otherwise ceases to be a Restricted Subsidiary in accordance with this Indenture;
(3)    legal defeasance of the Notes as provided in Article 8;
(4)    satisfaction and discharge of this Indenture as provided in Article 11; or
(5)    upon the release or discharge of all Guarantees of that Note Guarantor that would require that Note Guarantor to provide such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee.
Upon any occurrence giving rise to a release of a Note Guarantee as specified above, the Trustee, upon receipt of an Officer’s Certificate from the Issuer and an Opinion of Counsel each stating that all conditions precedent to such release have been satisfied, will, at the expense of the Issuer, execute any document reasonably required in order to evidence or effect such release and termination in respect of such Note Guarantee.
ARTICLE 5
LIMITATION ON CONSOLIDATION, MERGER OR SALE OF ASSETS
Section 5.01.    Limitation on Consolidation, Merger or Sale of Assets by the Issuer. (a) The Issuer will not, in a single transaction or series of related transactions,
(i)    consolidate with, amalgamate or merge with or into any Person; or
(ii)    sell, convey, assign, transfer, or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, convey, assign, transfer, or otherwise dispose of) all or substantially all of its assets as an entirety or substantially an entirety (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) to any Person;
unless:
(A)    either (x) the Issuer is the continuing Person or (y) the resulting, surviving or transferee Person, if not the

Issuer (the “Successor Person”) is a corporation organized and validly existing under the laws of Argentina, the United States of America or any State thereof, the District of Columbia or any member country of the Organization for Economic Cooperation and Development and expressly assumes by supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Issuer under this Indenture and the Notes;
(B)    immediately before and after giving effect to the transaction, no Default has occurred and is continuing;
(C)    immediately after giving effect to the transaction on a pro forma basis, either (x) the Issuer or the Successor Person could Incur at least U.S.$1.00 of Debt under Section 4.06(a), or (y) the Interest Coverage Ratio and the Net Leverage Ratio of the Issuer or the resulting surviving or transferee Person is better than the Interest Coverage Ratio and the Net Leverage Ratio, as the case may be, of the Issuer without giving effect to the transaction; and
(D)    the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation, merger or transfer and the supplemental indenture (if any) comply with this Indenture; and
provided, that clauses (B) and (C) do not apply to (i) the consolidation, amalgamation or merger of the Issuer with or into a Restricted Subsidiary or (ii) the consolidation, amalgamation or merger of a Restricted Subsidiary with or into the Issuer.
(b)    The Issuer shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.
(c)    Upon the consummation of any transaction effected in accordance with the foregoing provisions, if the Issuer is not the continuing Person, the Successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such Successor Person had been named as the Issuer in this Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all of its assets, the Issuer will be released from its obligations under this Indenture and the Notes.

ARTICLE 6
DEFAULT AND REMEDIES
Section 6.01.    Events of Default. An “Event of Default” occurs if:
(a)    the Issuer defaults in the payment when due of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration or otherwise, including the failure to make a required principal or premium payment to purchase Notes tendered pursuant to an optional redemption, Change of Control Offer or an Asset Sale Offer;
(b)    the Issuer defaults in the payment of interest (including any Additional Amounts) on any Note when the same becomes due and payable at maturity, upon acceleration or otherwise, and the default continues for a period of 30 days;
(c)    the Issuer fails to comply with Section 5.01;
(d)    the Issuer or a Restricted Subsidiary defaults in the performance of or breaches any other covenant or agreement of the Issuer or a Restricted Subsidiary contained in this Indenture or under the Notes, and, in either case, the default or breach continues for a period of 60 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of 25% or more in aggregate principal amount of the Outstanding Notes;
(e)    there occurs with respect to any Debt of the Issuer or any of its Restricted Subsidiaries having an outstanding principal amount of U.S.$50 million (or the equivalent in other currencies) or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) a failure to make a payment of principal or interest when due and such defaulted payment is not made, waived or extended within the applicable grace period;
(f)    one or more final and non-appealable judgments or orders for the payment of money are rendered against the Issuer or any of its Restricted Subsidiaries and are not paid or discharged (and are not covered by adequate insurance by a solvent insurer of national or international reputation that has acknowledged its obligations in writing), and there is a period of 30 days following entry of the final and non-appealable judgment or order (or 30 days, in the event that an enforcement proceeding is commenced upon the entry of such judgment or order) that causes the aggregate amount for all such final and non-appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$50 million (or the equivalent in other currencies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(g)    the Issuer or any of its Significant Subsidiaries shall, after the Issue Date: (A) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors pursuant to a concurso preventivo de acreedores, (B) seek approval of its creditors for an acuerdo preventivo extrajudicial or similar arrangement impairing the Notes through any means, including the distribution of an offering circular or similar disclosure materials to creditors in connection with such acuerdo preventivo extrajudicial, or similar arrangement, (C) file for court endorsement of an acuerdo preventivo extrajudicial or similar arrangement impairing the Notes, (D) apply for or consent to the appointment (in a similar court proceeding) of a receiver, Trustee, liquidator or the like for itself or its property or (E) make a general assignment for the benefit of its creditors;
(h)    any order, judgment or decree shall be entered by any court of competent jurisdiction to effect any bankruptcy, reorganization, dissolution, winding up, liquidation, the appointment of a Trustee, a receiver, liquidator or the like of the Issuer or any of its Significant Subsidiaries or of all or substantially all of the assets thereof or other like relief in respect of the Issuer or any of its Significant Subsidiaries under any applicable bankruptcy or insolvency law, and such order, judgment or decree remains unstayed and in effect for a period of 60 days;
(i)    a general moratorium is agreed or declared in respect of the Issuer’s or any of its Significant Subsidiary’s Debt; or
(j)    it becomes unlawful for the Issuer to perform any of its obligations under this Indenture or the Notes, or any payment obligations of the Issuer thereunder ceases to be valid, binding or enforceable or the binding effect or enforceability thereof is contested by the Issuer, or the Issuer denies that it has any further liability or obligation hereunder or in respect hereof.
Section 6.02.    Acceleration. (a) If an Event of Default other than a default described under Section 6.01(g) or Section 6.01(h) above with respect to the Issuer occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by written notice to the Issuer (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(e) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(e) shall be remedied or cured by the Issuer and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness as long as the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If an Event of Default described under Section 6.01(g) or Section 6.01(h) above with respect to the Issuer occurs, the principal of and accrued interest on the Notes then Outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(b)    The Holders of a majority in principal amount of the Outstanding Notes may, by written notice to the Issuer and to the Trustee, rescind and annul a declaration of acceleration and its consequences if:
(i)    all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest (including Additional Amounts) on the Notes that have become due solely by the declaration of acceleration, have been cured or waived;
(ii)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(iii)    the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses (including the fees and expenses of its counsel), disbursements and advances.
Section 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
Section 6.04.    Waiver of Past Defaults. Except as otherwise provided in Section 6.07 and Section 9.03, the Holders of a majority in principal amount of the Outstanding Notes may waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05.    Control by Majority. Subject to certain restrictions, the Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions are unduly prejudicial to such

Holders), and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Outstanding Notes.
Section 6.06.    Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or the Notes, unless:
(a)    the Holder has previously given to the Trustee written notice of a continuing Event of Default;
(b)    Holders of at least 25% in aggregate principal amount of Outstanding Notes have made written request to the Trustee to institute proceedings in respect of an Event of Default;
(c)    Holders have offered and provided to the Trustee indemnity and/or security reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and
(e)    during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction that is inconsistent with such written request;
provided, that a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note (and Additional Amounts, if any) on or after the respective due dates expressed in such Note.
Section 6.07.    Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates (including any acción ejecutiva individual pursuant to Article 29 of the Negotiable Obligations Law), may not be impaired or affected without the consent of that Holder. To that effect, any beneficial owner of Global Notes shall have the right to request evidence of its beneficial ownership interest in a Global Note in accordance with Section 129 of the Argentine Capital Markets Law (including for initiating summary proceedings (acción ejecutiva individual) in the manner provided by the Negotiable Obligations Law), and for such purposes, such beneficial owner will be treated as the owner of that portion of the Global Note which represents its beneficial ownership interest therein.

Section 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.
Section 6.09.    Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property, and unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a Trustee in bankruptcy or other Person performing similar functions, and any custodian, receiver, assignee, Trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 7.06.
Section 6.10.    Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee and Agents for all amounts due hereunder;
Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and
Third: to the Issuer or as a court of competent jurisdiction may direct.
The Trustee, upon written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section.
Section 6.11.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuer, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the

Issuer, the Trustee and the Holders will continue as though no such proceeding had been instituted.
Section 6.12.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable and documented costs, including reasonable and documented attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit instituted by the Trustee, a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.
Section 6.13.    Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
Section 6.14.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE 7
THE TRUSTEE
Section 7.01.    General. (a) The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.
(b)    Except during the continuance of an Event of Default, (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee, and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
(c)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(d)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligence or willful misconduct, except that
(i)    this Subsection shall not be construed to limit the effect of Section 7.01(b);
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
(iv)    no provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense.
(e)    Notwithstanding any provision herein to the contrary, the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.
(f)    Moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. None of the Trustee, any Agent or any other agent of the

Issuer or the Trustee shall be under any liability for interest on or investment of any moneys received by it hereunder except as otherwise expressly agreed in writing with the Issuer.
Section 7.02.    Certain Rights of Trustee. (a) The Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 10.04 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.
(c)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered and provided to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(d)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
(e)    The Trustee may, at the Issuer’s expense, consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(f)    No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense.
(g)    The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee at its Corporate Trust Office by the Issuer or any other obligor on the Notes or by any Holder of the Notes, such notice specifically identifying this Indenture and the Notes.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder. The obligations of the Agents hereunder are several and not joint.
(i)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(j)    The permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.
(k)    The Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in this Indenture. The Trustee may assume without inquiry in the absence of written notice to the contrary that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.
(l)    The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may at its sole discretion choose to do so.
(m)    The Agents shall act solely as agents of the Issuer and not as agents of the Trustee or the Holders.
(n)    The Trustee may employ agents or attorneys to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Trustee and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(o)    The Trustee may at any time reasonably request, and the Issuer shall, deliver an Officer’s Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(p)    Any resolutions of the Board of Directors of the Issuer required to be delivered to the Trustee pursuant to this Indenture or any Notes may be in Spanish and need not be accompanied by an English translation and the Trustee shall have no duty or obligation to review such resolutions or otherwise inquire as to or confirm the content thereof, and the Trustee may conclusively rely upon the receipt of any such Board Resolutions as to the requisite authority for the action relating to the purpose for which they were delivered.
(a)    To the extent that the consent or authorization of the CNV, A3, BYMA or any other Argentine governmental or regulatory authority or compliance with the Negotiable Obligations Law is required for the Issuer’s, the Trustee’s or any Agent’s performance under the Notes or this Indenture, none of the Trustee or any Agent shall have any duty or obligation to determine whether such approval, consent or authorization or compliance is required or any duty or obligation to obtain any consent, approval or authorization or ensure such compliance. The Issuer shall notify the Trustee and the Agents, as applicable, in writing if the approval, consent or authorization of the CNV, A3, BYMA or such other Argentine governmental or regulatory authority or compliance with the Negotiable Obligations Law, as applicable, is required for the Issuer’s or the Trustee’s or any Agent’s performance under the Notes or this Indenture and, if applicable, whether or not such consent has been obtained by the Issuer.
Section 7.03.    Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest (within the meaning of the U.S. Trust Indenture Act of 1939, as amended) it must eliminate such conflict within 90 days after the date it has acquired such conflicting interest or resign. Any Agent may do the same with like rights.
Section 7.04.    Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture, the Notes, the Offering Memorandum or any other offering materials except that the Trustee represents that it is duly authorized to execute this Indenture and authenticate the Notes, (b) is not accountable for the Issuer’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.
Section 7.05.    Notice of Default. If any Default occurs and is continuing and a Responsible Officer of the Trustee has received written notice of such Default, the Trustee will send notice of the Default to each Holder within 90 days after the Trustee has received written notice thereof, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
Section 7.06.    Compensation And Indemnity. (a) The Issuer will pay the Trustee compensation for its services as agreed upon in writing. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Issuer will reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.
(b)    The Issuer will indemnify and defend each of the Trustee and the Agents and each of its respective officers, directors, employees, representatives and agents for, and hold each of them harmless for, from, and against, any claim, cost, loss, damage, or liability or expense (including reasonable and documented attorney’s fees and expenses) incurred by it without negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision) on its part arising out of or in connection with the acceptance or administration of this Indenture, the exercise of its rights under this Indenture and the Notes and/or the performance of its duties under this Indenture and the Notes, including reasonable documented costs and expenses of defending itself against any claim or liability and of complying with any process served upon them in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.
(c)    To secure the Issuer’s payment obligations in this Section, the Trustee shall have a senior claim with regards to such payments to that of the Notes on all money or property held or collected by the Trustee or an Agent, except money or property held in trust to pay principal of, and interest on particular Notes.
(d)    The provisions of this Section shall survive the resignation or removal of the Trustee, the payment of the Notes and/or the termination of this Indenture.

(e)    Without prejudice to any other rights available to the Trustee and the Agents under applicable law, when the Trustee and the Agents incur expenses (including the fees and expenses of counsel) after the occurrence of a Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
(f)    For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.06, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, by each agent (including the Agents), any custodian and any other Person employed with due care to act as agent hereunder.
Section 7.07.    Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Issuer.
(ii)    The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by written notice to the Trustee.
(iii)    If the Trustee is no longer eligible under Section 7.09, any Holder who has been a bona fide Holder of a Note or Notes for at least 6 months may, on behalf of himself and others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(iv)    The Issuer may remove the Trustee by Issuer Order if: (A) the Trustee is no longer eligible under Section 7.09; (B) the Trustee is adjudged bankrupt or insolvent or an order or relief is entered with respect to the Trustee; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.
Furthermore, so long as no Event of Default has occurred and is continuing, the Issuer may, in its discretion, remove the Trustee at any time. A resignation or removal of the Trustee and appointment of a successor Trustee, will become effective only upon (i) notice to the CNV of such appointment and (ii) such successor Trustee’s acceptance of appointment as provided in this Section.
(b)    If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Outstanding Notes may appoint a successor Trustee (with the consent of the Issuer so long as no Event of Default has occurred and continuing). Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuer), the Issuer or the Holders of a majority in principal amount of the Outstanding

Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(c)    Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuer will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
Section 7.08.    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including its obligations hereunder) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.
Section 7.09.    Eligibility. This Indenture must always have a Trustee that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.
Section 7.10.    Representative of the Trustee in Argentina. (a) As long as it is required by Argentine law or by the CNV Rules, the Trustee will have a representative in Argentina for the sole purpose of receiving notices from the CNV and/or the Holders. Banco Santander Argentina S.A. will initially act as the Representative of the Trustee in Argentina for such purposes. Banco Santander Argentina S.A. hereby accepts such appointment in relation to the Notes and shall perform all matters expressed to be performed by it in, and otherwise comply with, the provisions of this Section 7.10.
(b) The Representative of the Trustee in Argentina need to perform only those duties that are specifically set forth in this Indenture, or as the Representative of the Trustee in Argentina may agree in writing from time to time with the Issuer. No implied covenants or obligations shall be read into this Indenture against the Representative of the

Trustee in Argentina. It is further acknowledged that the Representative of the Trustee in Argentina is not and shall not be considered as if it were the Trustee’s attorney-in-fact. The duties of the Representative of the Trustee in Argentina as of the date hereof are solely to: (i) receive from the Holders, the Issuer, and any governmental or regulatory authority or entity in Argentina, all letters, claims, requests, notices or any other document required by Argentine law or by the CNV Rules to be sent to, and received by, the Trustee, (ii) deliver to the Trustee, within three Business Days after its receipt, all such letters, claims, requests, notices or documents, (iii) following the express instructions of the Trustee, respond to or answer such letters, claims, requests, notices or documents, (iv) call a meeting of the Holders pursuant to Section 9.04, and (v) take any other action as instructed by the Trustee.
ARTICLE 8
DEFEASANCE
Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option, at any time elect to have either Section 8.02 or Section 8.03 applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02.    Legal Defeasance. Upon the Issuer’s election of the “legal defeasance” option applicable to this Section 8.02, and subject to the satisfaction of the conditions set forth in Section 8.04, the Issuer will be discharged from any and all obligations in respect of the Notes (except for the obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies, hold moneys for payment in trust and the rights, protections, immunities and indemnities of the Trustee and the Issuer’s obligations in connection therewith). Subject to compliance with this Section, the Issuer may exercise its option under this Section notwithstanding the prior exercise of its option under Section 8.03. If the Issuer exercises the “legal defeasance” option, any payment on the Notes may not be accelerated due to an Event of Default with respect thereto.
Section 8.03.    Covenant Defeasance. Upon the Issuer’s election of the “covenant defeasance” option applicable to this Section 8.03, and subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the Issuer, as applicable, need not comply with the covenants set forth in Sections 4.06 through 4.14 and 4.19 and Section 5.01(a)(C) and clause (d) of Section 6.01 will no longer constitute an Event of Default (insofar as it relates to a defeased covenant).
Section 8.04.    Conditions to Legal Defeasance and Covenant Defeasance. In order to exercise legal defeasance in accordance with Section 8.02 or covenant defeasance in accordance with Section 8.03 above:

(a)    the Issuer must irrevocably deposit with the Trustee, outside of Argentina in trust, (i) money, (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount, or (iii) a combination thereof, in each case, sufficient in the opinion of a certified public accounting firm delivered to the Trustee, to pay and discharge the principal of, interest and Additional Amounts, if any, on the Outstanding Notes on the dates such payments are due, in accordance with the terms of the Notes; provided that the Trustee shall have been irrevocably instructed to apply such money and/or U.S. Government Obligations to said payments with respect to the Notes; provided, further, that if the Issuer has deposited or caused to be deposited money and/or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Notes to and including a redemption date on which all of the Outstanding Notes are to be redeemed, such redemption date shall be irrevocably designated by a Board Resolution of the Issuer delivered to the Trustee on or prior to the date of deposit of such money and/or U.S. Government Obligations and such resolutions shall be accompanied by an irrevocable request from the Issuer that the Trustee give irrevocable notice of such redemption in the name of and at expense of the Issuer not less than 15 nor more than 60 days prior to such redemption date in accordance with this Indenture.
(b)    no Event of Default (including by reason of such deposit) with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date (it being understood that this condition shall not be deemed satisfied until such 91st day);
(c)     the Issuer delivers to the Trustee: (i) an opinion of recognized U.S. counsel independent of the Issuer to the effect (x) that the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, and legal defeasance or covenant defeasance, as applicable, and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and legal defeasance or covenant defeasance, as applicable, had not occurred (which opinion, in the case of legal defeasance, must be based on a change in U.S. federal income tax law or a ruling by the U.S. Internal Revenue Service); and (y) that the defeasance trust is not, or is not required to be registered as, an investment company under the Investment Company Act of 1940, as amended; and
(d)    the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under Section 8.02 or the covenant defeasance under Section 8.03 (as the case may be) have been complied with.
Section 8.05.     Deposit in Trust

(a)    All money and/or U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes, of all sums due and to become due thereon in respect of principal and any premium and interest.
(b)    The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Article 8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.
Section 8.06.    Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.02 or Section 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuer makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money and/or U.S. Government Obligations held in trust.
ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 9.01.    Amendments Without Consent of Holders. (a) The Issuer and the Trustee, upon the Trustee’s receipt of an Officer’s Certificate and an Opinion of Counsel confirming compliance with the requirements of this Indenture and the Notes, may amend or supplement this Indenture or the Notes, in each case, without notice to or the consent of any Noteholder:
(i)    to cure any ambiguity, defect or inconsistency in this Indenture or the Notes in a manner that is not materially adverse to the rights of the Holders of Notes;
(ii)    to comply with Article 5, including to provide for the assumption by a Successor Person of the obligations of the Issuer;
(iii)    to evidence and provide for the acceptance of an appointment by a successor Trustee and successor representative of the Trustee in Argentina hereunder;

(iv)    to provide for any Note Guarantee, to secure the Notes or to confirm and evidence the release, termination or discharge of any Note Guarantee or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;
(v)    to provide for or confirm the issuance of Additional Notes, subject to prior authorization of the CNV (if required);
(vi)    to comply with any requirement of the CNV, ByMA or A3 in respect of the form of the Notes in respect of meeting of Holders, except that no such change will be permitted if it would violate Section 9.02 or Section 9.03;
(vii)    to make any other change that does not materially or adversely affect the rights of any Holder;
(viii)    to conform any provision of this Indenture or the Notes to the “Description of the Notes” under the Offering Memorandum;
(ix)    to add further covenants, restrictions, conditions or provisions as are for the benefit of the Holders; or
(x)    to surrender any right or power conferred upon the Issuer.
Section 9.02.    Amendments With Consent of Holders. Except as otherwise provided in Sections 6.04, 6.07 or Section 9.03, the Issuer and the Trustee, upon the Trustee’s receipt of an Officer’s Certificate and an Opinion of Counsel confirming compliance with the requirements of this Indenture and the Notes, may amend or supplement this Indenture or the Notes (or may waive future compliance by the Issuer or a Restricted Subsidiary with any provision of this Indenture or the Notes), with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes by the adoption of a resolution at a meeting of Holders of Notes as set forth in Section 9.04 or by written consent of the Holders if permitted by Argentine law then in effect.
Section 9.03.    Amendments With Unanimous Consent of Holders.
(a)    Notwithstanding the provisions of Section 9.02, without the unanimous consent of the Holders of all Notes then Outstanding, an amendment, supplement or waiver may not:
(i)    reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;
(ii)    reduce the amount payable upon the redemption of any Note or, in respect of an optional redemption, the times at which any Note may be redeemed or, once irrevocable notice of redemption has been given that is not subject to any conditions precedent, the time at which it must be thereupon redeemed;
(iii)    reduce the rate of or change the Stated Maturity of any interest payment on any Note;
(iv)    amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in respect of a Change of Control Repurchase Event that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;
(v)    make any Note payable in a currency other than that stated in the Note or change the place at which any Note is payable;
(vi)    impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;
(vii)    reduce the principal amount of the Notes required for amendments or waivers, or modify any provisions of this Indenture relating to meetings of Holders of the Notes (except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note adversely affected thereby);
(viii)    modify or change any provision of this Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes; provided that this clause (viii) shall not prohibit a modification or change of Section 4.09;
(ix)    make any change in the provisions of this Indenture described under Section 4.10 that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from any applicable taxes;
(x)    modify or change the governing law of the Notes or the applicable jurisdiction for actions in connection with this Indenture.
(b)    Pursuant to the Negotiable Obligations Law, approval of any amendment, supplement or waiver by the Holders requires the consent of such Holders to be obtained pursuant to a meeting of Holders of Notes held in accordance with Section 9.04 or pursuant to any other reliable means that ensure holders of Notes prior access to information and allow them to vote, in accordance with Section 14 of the Negotiable Obligations Law (as amended by Section 151 of the Argentine Productive Financing Law) and any other applicable regulation.

(c)    It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof. Consents and waivers obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes shall be counted. An amendment, supplement or waiver under Section 9.02 or this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes.
Section 9.04.    Meetings of Holders. (a) A meeting of the Holders of Notes may be called by the Issuer, the Trustee or the Representative of the Trustee in Argentina upon the request of the Holders of at least 5% in principal amount of the Outstanding Notes or by the Issuer at its discretion, pursuant to the Negotiable Obligations Law.
(b)    Meetings of Holders of the Notes shall be held in accordance with the Negotiable Obligations Law. Meetings may be ordinary or extraordinary. Any proposed amendment to the terms and conditions of the Notes shall be dealt with at any extraordinary meeting. The meetings will be held in the City of Buenos Aires or the Province of Buenos Aires, or as otherwise held pursuant to Section 14 of the Negotiable Obligations Law; provided that the Issuer or the Trustee may determine to hold any such meetings in New York City and/or London or any other jurisdiction, simultaneously by any means of telecommunication which allows the participants to hear each other and speak to each other and such simultaneous meeting shall be deemed to constitute a single meeting for purposes of quorum and voting percentages applicable to such meeting.
(c)    If a meeting is being held pursuant to the written request of the Holders of the Notes, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such written request is received by the Issuer.
(d)    Notice of any meeting of Holders of Notes (which shall include the date, place and time of the meeting, the agenda for such meeting and the requirements for attendance) shall be given not less than 10 nor more than 30 days prior to the date fixed for the meeting and will be published at the Issuer’s expense for five (5) Business Days in Argentina in the Official Gazette of Argentina (Boletín Oficial), in a newspaper of general circulation in Argentina, in the Bulletin of the BCBA, in accordance with the delegation of powers of ByMA (as long as the Notes are listed on ByMA), in the Bulletin of A3 (as long as the Notes are traded on A3), or such other informative systems of the markets in which the Notes are listed as is applicable. Meetings of Holders may be simultaneously convened for two dates, in case the initial meeting were to be adjourned for lack of quorum. However, notice of a new meeting resulting from adjournment of the initial meeting for lack of quorum will be given not less than eight days prior to the date fixed for such new meeting and will be published for three Business Days in the Official Gazette of Argentina, a newspaper of general circulation in Argentina, the Bulletin of the BCBA (as long as the Notes are listed on ByMA), the Bulletin of A3 (as long as the Notes are listed on A3), or such other informative system of the markets in which the Note are listed, as is applicable.
(e)    To be entitled to attend and vote at a meeting of Holders, a Person shall be (i) a Holder of one or more Notes as of the relevant record date or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of Notes.
(f)    The quorum at any extraordinary meeting called to adopt a resolution will be Persons holding or representing at least 60% in aggregate principal amount of the Notes then Outstanding and at any reconvened adjourned extraordinary meeting will be Persons holding or representing at least 30% in aggregate principal amount of the Notes then Outstanding; provided, however, that none of such modifications, amendments or waivers to this Indenture or to the Notes will be effective unless the consent of the Holders of the percentage of aggregate principal amount of Notes then Outstanding required by this Indenture has been obtained. Any instrument given by or on behalf of any Holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given (after expiration, if applicable, of any withdrawal period) and will be conclusive and binding on all subsequent Holders of such Note. Any modifications, amendments or waivers to this Indenture or to the Notes shall be conclusive and binding upon all Holders of Notes; provided, however, that none of such modifications, amendments or waivers to this Indenture or to the Notes will be effective unless the consent of the Holders of the percentage of aggregate principal amount of Outstanding Notes required by this Indenture has been obtained.
(g)    The Issuer will designate the record date for determining the Holders of Notes entitled to vote at any meeting and the Issuer will provide notice to Holders of Notes in the manner set forth in this Indenture. The Holder of a Note may, at any meeting of Holders of Notes at which such Holder is entitled to vote, cast one vote for each U.S. Dollar in principal amount of the Notes held by such Holder.
(h)    Notwithstanding the foregoing, Holders may take such actions outside Argentina in any other manner permitted by the law of the State of New York (such as via written consent), which may be taken by consent of the Holders through the consent procedures of DTC or any other applicable depositary clearing system, or any other alternative procedure, in all cases in compliance with the Exchange Act.
(i)    Meetings of Holders and related matters not expressly set forth herein will be governed by the provisions of the Negotiable Obligations Law,

including, without limitation, the provisions of Articles 354 and 355 of the Argentine General Corporations Law, as amended, through the application of the provisions of Article 14 of the Negotiable Obligations Law.
(j)    For the avoidance of doubt, the Trustee may take all actions required by it under this Section 9.04 outside of Argentina and shall not be required to attend any meeting of the Holders held in Argentina.
Section 9.05.    Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
(b)    If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.
Section 9.06.    Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, in addition to the documents required by Section 10.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such Officer’s Certificate and such Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights, duties, immunities or indemnities of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.
Section 9.07.    Amendments. Promptly after the execution by the Issuer and the Trustee of any supplement, amendment or waiver to this Indenture, the Issuer will give notice thereof to the Holders of the Notes (or cause the Trustee to give notice thereof to the Holders of the Notes), and the Issuer will also give notice thereof to the CNV, ByMA and A3, in each case, setting forth in general terms the substance of such supplement, amendment or waiver. If the Issuer fails to give such notice to the Holders of the Notes within fifteen (15) days after the execution of such supplement, amendment or waiver, the Trustee will give notice to the Holders at the Issuer’s expense. Any failure by the Issuer or the Trustee to give such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplement, amendment or waiver.
ARTICLE 10
MISCELLANEOUS
Section 10.01.    Noteholder Actions. (a) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (as used in this Section, an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.
(ii)    Subject to compliance with Section 9.04, the Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
(b)    Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to clause (c), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
(c)    Subject to compliance with Section 9.04, the Issuer may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
Section 10.02.    Notices. (a) Any notice or communication to the Issuer will be deemed given if in writing (i) when delivered in person or (ii) when mailed by first class mail, (iii) when sent by facsimile transmission, with transmission confirmed or (iv) when published or, if published on different dates, on the date of the first such publication. Any notice to the Trustee shall be in writing in English and will be effective only upon receipt. Any obligation of the Trustee or any Agent to provide notice to the Holders of Global Notes shall have been satisfied upon delivery of such notice to the Depositary. In each case the notice or communication should be addressed as follows:

if to the Issuer:
Genneia S.A.
Nicolás Repetto 3676, 3rd Floor,
Olivos (1636), Provincia de Buenos Aires. Argentina
Tel: +54 (11) 6090-3200
Fax: +54 (11) 6090-3201
Attention: Bernardo Andrews
if to the Trustee, Co-Registrar, New York Transfer Agent, and New York Paying Agent:
UMB Bank, N.A.
1412 Broadway, Suite 1606
New York, NY 10018
Attention: Global Corporate Trust Services
if to the Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina:
Banco Santander Argentina S.A.
Av. Juan de Garay 151 Piso 9
(C1063ABB) Buenos Aires
Argentina The Issuer or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.
(b)    Notices to Holders of (i) Certificated Notes shall be mailed by first class mail to each Holder at its address as set forth in the Register and (ii) Global Notes shall be given to DTC in accordance with its applicable procedures.
(c)    For so long as any Notes are listed on ByMA (including ByMA’s Green Bond Panel) and traded on A3, the Issuer will publish all notices to Holders in the Bulletin of the BCBA in the City of Buenos Aires, Argentina, as provided by the ByMA rules from time to time, in the on-line bulletin of A3, and in a widely circulated newspaper in Argentina. The Issuer shall also cause all such other publications of such notices as may be required from time to time in any manner by the provisions of the Negotiable Obligations Law, the Argentine Capital Markets Law, the CNV Rules and by any applicable Argentine law (including without limitation publishing notices on the CNV’s platform available at the official site of the CNV (https://www.argentina.gob.ar/cnv/empresas)). In addition, the Issuer will be required to cause all such other publications of such notices as may be required from time to time by applicable Argentine law.
(d)    Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given on the date of such notice or of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication. Copies of any notice or communication to a Holder, if given by the Issuer, will be given to the Trustee at the same time. Neither the failure to give notice nor any defect in any notice given to any particular Holder of a Note will affect the sufficiency of any notice with respect to any other Notes. Any and all notices required to be delivered or otherwise published in Argentina (including, without limitation, notices pursuant to Section 10.02(c)) shall be the sole responsibility of the Issuer.
(e)    Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
(f)    The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer whenever a person is to be added or deleted from the listing.  If the Issuer elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Issuer shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer;

(iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
Section 10.03.    Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer will furnish to the Trustee:
(1)    an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel stating that all such conditions precedent have been complied with.
(b)    In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.
(c)    Any Officer’s Certificate of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel or representation of counsel, unless such Officer knows that such Opinion of Counsel or representation with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Officer or Officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous. Any certificate of an Officer or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to accounting matters, upon a certificate, opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless the Officer or such counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the accounting matters upon which such certificate of an Officer or Opinion of Counsel is based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(d)    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 10.04.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(a)    a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
(c)    a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.
Section 10.05.    Payment Date Other Than A Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note and including Additional Amounts) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
Section 10.06.    Governing Law, Etc. (a) Each of this Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, provided that the Negotiable Obligations Law governs the requirements for the Notes to qualify as obligaciones negociables thereunder while such law, together with Argentine Corporations Law No. 19,550 as amended, the Argentine Capital Markets Law, the CNV Rules and other applicable Argentine laws and regulations, govern the capacity and corporate authorization of the Issuer to execute and deliver the Notes, the authorization of the CNV for the public offering of the Notes in Argentina and certain matters in relation to meetings of Holders, including quorums, majorities and requirements for calling.
(b)    Each of the parties hereto:

(i)    agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal or New York state court sitting in the Borough of Manhattan, New York City, New York (the “Specified Courts”),
(ii)    irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any suit, action or proceeding,
(iii)    waives, to the fullest extent permitted by applicable law, any objection which it may have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of place of residence or domicile,
(iv)    agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment; provided that service of process is effected upon the Issuer in the manner provided by this Indenture, and
(v)    irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the Notes.
(c)    As long as any of the Notes remain Outstanding, the Issuer will at all times have an authorized agent in New York City (the “Authorized Agent”), upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Note. Service of process upon such agent and written notice of such service mailed or delivered to the Issuer shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Issuer in any such legal action or proceeding. The Issuer hereby appoints Cogency Global Inc. as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 122 East 42nd Street, 18th Floor, New York, NY 10168. Notwithstanding the foregoing, the Issuer may, with prior written notice to the Trustee, terminate the appointment of Cogency Global Inc. and appoint another agent for the above purposes so that the Issuer shall at all times have an agent for the above purposes in New York City.
(d)    To the extent that the Issuer or any of its properties, assets or revenues may have or hereafter become entitled to, in any jurisdiction in which any Specified Court is vested, or have attributed to the Issuer, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, in any Specified Court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Issuer, or any other matter under or arising out of or in connection with, the Notes or this Indenture, the Issuer irrevocably and unconditionally waives or shall waive such right, and agrees not to plead or claim any such immunity and consent to such relief and enforcement; provided that if the Argentine courts determine that any of the Issuer’s properties located in Argentina is necessary for the provision of an essential public service, such property might not be subject to attachment, whether preliminary or in aid of execution.
Section 10.07.    Currency Indemnity. (a) U.S. Dollars is the sole currency of account and payment for all sums payable by the Issuer and under or in connection with the Notes or this Indenture. The Issuer’s obligations under the Notes and this Indenture to the Trustee and the Holders of the Notes to make payment in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (in this Section, the “Judgment Currency”) or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the Judgment Currency the payee may in accordance with normal banking procedures purchase U.S. Dollars in the amount originally due with the Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under the Notes and this Indenture in U.S. Dollars into a Judgment Currency, the rate of exchange shall be that at which, in accordance with normal banking procedures, such payee could purchase such U.S. Dollars in New York, New York with the Judgment Currency on the Business Day immediately preceding the day on which such judgment is rendered. The Issuer’s obligation in respect of any such sum due under the Notes and this Indenture shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the relevant payee of any sum adjudged to be due under the Notes and this Indenture in the Judgment Currency the relevant payee may, in accordance with normal banking procedures, purchase and transfer U.S. Dollars to New York City with the amount of the Judgment Currency so adjudged to be due (giving effect to any set-off or counterclaim taken into account in rendering such judgment). Accordingly, the Issuer, as a separate obligation and notwithstanding any such judgment, agrees to indemnify each of the Holders of the Notes and the Trustee against, and to pay on demand, in U.S. Dollars, the amount by which the sum originally due to the Holders of the Notes or the Trustee in U.S. Dollars under the Notes and this Indenture exceeds the amount of the U.S. Dollars so purchased and transferred.

(b)    The Issuer agrees that, notwithstanding any restriction or prohibition on access to the MULC in Argentina, any and all payments to be made under the Notes and this Indenture shall be made in U.S. Dollars. Nothing in the Notes and this Indenture shall impair any of the rights of the Holders of the Notes or the Trustee or justify the Issuer in refusing to make payments under the Notes and this Indenture in U.S. Dollars for any reason whatsoever, including, without limitation, any of the following: (i) the purchase of U.S. Dollars in Argentina by any means becoming more onerous or burdensome for the Issuer than as of the date of this Indenture and (ii) the exchange rate in force in Argentina increasing significantly from that in effect as of the date of this Indenture. The Issuer waives the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code), impossibility of paying in U.S. Dollars (assuming liability for any force majeure or act of God), or similar defenses or principles (including, without limitation, equity or sharing of efforts principles).
(c)    In the event that, on any payment date in respect of the Notes, any restriction (including de facto restrictions) or prohibition to access the MULC in Argentina exists, the Issuer shall seek to pay all amounts payable under the Notes in U.S. Dollars either (i) by purchasing at market price securities of any series of U.S. Dollar-denominated Argentine sovereign bonds or any other securities or private or public bonds issued in Argentina, and transferring and selling such instruments outside Argentina for U.S. Dollars, to the extent permitted by applicable law, or (ii) by any other reasonable means permitted by Argentine law, in each case, on such payment date. All costs and taxes payable in connection with such procedures referred to in clauses (i) and (ii) of this paragraph (c) shall be borne by the Issuer.
Section 10.08.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuer or any Subsidiary of the Issuer, and no such indenture or loan or debt agreement may be used to interpret this Indenture.
Section 10.09.    Successors. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
Section 10.10.    Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by electronic transmission shall constitute effective execution and delivery of this Indenture. The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.
Section 10.11.    Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 10.12.    Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.
Section 10.13.    No Personal Liability of Directors, Officers, Employees, Incorporators, Members or Stockholders. Except as specifically provided under Argentine law, no director, officer, employee, incorporator, member or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the Article 34 of the Negotiable Obligations Law, Article 54 of the General Corporations Law, Sections 119 and 120 of the Argentine Capital Markets Law and other applicable Argentine regulations, or under federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Section 10.14.    Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (as used in this Section 10.14, “Applicable Law”), the Trustee and the applicable Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the

Trustee and/or the Agents, as applicable. Accordingly, each of the parties hereto agrees to provide to the Trustee and the applicable Agents upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Agents to comply with Applicable Law.
Section 10.15.    Force Majeure. Notwithstanding any provision herein to the contrary, in no event shall the Trustee or any Agent be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, epidemics, pandemics, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.
Section 10.16.    WAIVER OF TRIAL BY JURY. EACH OF THE ISSUER, THE AGENTS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR ANY NOTE GUARANTEE.
ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS
Section 11.01.    Satisfaction and Discharge of Indenture.       This Indenture will be discharged and will cease to be of further effect (except as to any surviving expressly provided for in this Indenture) as to all Notes issued under this Indenture, when:
(a) either (i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, have been delivered to the Trustee for cancellation; or (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year, either at their Stated Maturity or upon being called for redemption, and the Issuer or any Subsidiary has deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of Notes, cash in U.S. Dollars, in amounts sufficient to pay and discharge the entire Debt on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, and the Issuer has delivered irrevocable instructions to the Trustee to apply any deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be;
(b) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and
(c) the Issuer has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, rights, protections, immunities and indemnities of the Trustee and the Agents and the Issuer’s obligations in connection therewith shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) above, the obligations of the Trustee with respect to the application of trust money under this Indenture will survive.
Section 11.02.    Application by Trustee of Funds Deposited for Payment of Notes. Subject to Section 11.04, all moneys deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Issuer acting as its own paying agent), to the Holders for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as principal and interest (including Additional Amounts); but such money need not be segregated from other funds except to the extent required by law and the Trustee shall have no liability for interest thereon or the investment thereof.
Section 11.03.    Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon written demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
Section 11.04.    Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Note (including Additional Amounts) and not applied but remaining unclaimed for two (2) years after the date upon which such principal or interest (including Additional Amounts) or other amounts shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer, upon written request, by the Trustee or such Paying Agent and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment that such Holder may be entitled to collect.
[Remainder of Page Intentionally Left Blank]

GENNEIA S.A., as Issuer

By:	/s/ Carlos Alberto Palazón
Name: Carlos Alberto Palazón
Title: Chief Financial Officer
[Genneia S.A. - Signature Page – Genneia Indenture]

UMB BANK, N.A., as Trustee, Co-Registrar, New York Transfer Agent and New York Paying Agent

By:	/s/ Ray Haniff
	Name:	Ray Haniff
	Title:	Vice President
[UMB BANK, N.Ä. - Signature Page — Genneia Indenture]

BANCO SANTANDER ARGENTINA S.A., as Representative of the Trustee in Argentina, Argentine Registrar, Argentine Paying Agent and Argentine Transfer Agent

By:	/s/ Facundo Pias
	Name:	Facundo Pias
	Title:	MD Head of GTB Argentina

By:	/s/ Mariano Urquiola
	Name:	Mariano Urquiola
	Title:	Head Corporate & Investment Banking
[BANCO SANTANDER ARGENTINA S.A., - Signature Page – Genneia Indenture]

EXHIBIT A
[FORM OF FACE OF CERTIFICATED NOTE]
GENNEIA S.A.
[RULE 144A SECURITIES ACT LEGEND]
[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER AND ITS SUBSIDIARIES, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]
[REGULATION S SECURITIES ACT LEGEND]
[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE OF WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN THE DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.]

No. [ ]	CUSIP No. [ ]
ISIN No. [ ]
Common Code No. [ ]
GENNEIA S.A.
A sociedad anónima having its principal offices at Nicolas Repetto 3676 3rd Floor, Olivos, Provincia de Buenos Aires, Argentina, incorporated under the laws of Argentina on November 14, 1991, being its main purpose and activity the production and sale of electric power through both thermal and renewable source generation, and registered with the Public Registry of Commerce under the number 9623, Book 110, Volume A of “Sociedades Anónimas,” having its domicile in the Province of Buenos Aires and a term of existence of 99 years.
GENNEIA S.A., a sociedad anónima organized under the laws of Argentina (the “Issuer”), for value received, hereby promises to pay to ________________ or registered assigns the principal sum of ___________ UNITED STATES DOLLARS (U.S.$______________), or such amount as shall be the outstanding principal amount hereof, in three consecutive annual installments, starting on December 2, 2031, on the dates (each, a “Principal Payment Date”) and in the percentage of the principal amounts set forth in the schedule below:

Principal Payment Dates	Percentage of Principal Amount Payable
December 2, 2031	33%
December 2, 2032	33%
December 2, 2033	34%
Subject to certain additional provisions of the Indenture, the final installment of the principal amount will, in any event, equal the then Outstanding aggregate principal balance of the Notes and will be payable together with the accrued and unpaid interest thereon and any other amounts then owing by the Issuer under the Notes.
Interest Rate: 7.750% per annum.
Interest Payment Dates: June 2 and December 2, commencing June 2, 2026.
Regular Record Dates: Date that is one calendar day immediately preceding each Interest Payment Date (whether or not a Business Day) or Principal Payment Date (whether or not a Business Day), as the case may be.
Reference is made to the Indenture dated as of December 2, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Issuer, UMB Bank, N.A., as trustee (the “Trustee”), New York paying agent (the “New York Paying Agent”), co-registrar (the “Co-Registrar”) and New York transfer agent (the “New York

Transfer Agent”), and Banco Santander Argentina S.A., as Argentine Registrar, Argentine Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Certificated Note is a negotiable obligation (obligación negociable) under, and has been issued pursuant to and in compliance with, all applicable requirements of the Argentine Negotiable Obligations Law No. 23,576, as amended by Law No. 23,962 (the “Negotiable Obligations Law”) and other applicable Argentine laws and regulations.
This Certificated Note has been issued under the Issuer’s Frequent Issuer Registry No. 15, and pursuant to the resolutions of the meetings of shareholders of GENNEIA S.A. passed on January 20, 2020, March 19, 2021, April 25, 2024, and November 21, 2024, the resolutions of the Board of Directors of GENNEIA S.A. passed on November 17, 2025, and the sub-delegate resolution dated November 20, 2025.
This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been manually signed by the Trustee acting under the Indenture.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

GENNEIA S.A.

By:
Name:
Title: Member of Board of Directors

By:
Name:
Title: Member of Supervisory Committee
CERTIFICATE OF AUTHENTICATION
This is one of the 7.750% Senior Notes Due 2033 described in the Indenture referred to in this Note.

UMB Bank, N.A., as
Trustee

By:
Authorized Signatory
Date:

[FORM OF REVERSE OF CERTIFICATED NOTE]
GENNEIA S.A.
7.750% Senior Notes Due 2033
1.     Principal and Interest.
The principal amount of the Notes will be payable in three consecutive annual installments, starting on December 2, 2031, on the Principal Payment Dates and in the principal amounts set forth in the schedule below. Subject to certain additional provisions of the Indenture, the final installment of the principal amount will, in any event, equal the then Outstanding aggregate principal balance of the Notes and will be payable together with the accrued and unpaid interest thereon and any other amounts then owing by the Issuer under the Notes.

Principal Payment Dates	Percentage of Principal Amount Payable
December 2, 2031	33%
December 2, 2032	33%
December 2, 2033	34%
Interest on this Notes will accrue at the rate of 7.750% per year and will be payable semi- annually in arrears on June 2 and December 2 of each year, commencing on June 2, 2026. Payments will be made to the persons who are registered Holders at the close of business on the date that is one calendar day immediately preceding each Interest Payment Date (whether or not a Business Day) or Principal Payment Date (whether or not a Business Day), as the case may be.
Interest on this Note will accrue from the date of issuance and will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest not paid when due and any interest on principal, premium or interest not paid when due will accrue at the rate of interest of the Notes plus 2% per annum, to the extent lawful, and will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2.     Indenture.
This is one of the Notes issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are: (a) unsecured and unsubordinated obligations of the Issuer; (b) rank equal in right of payment with all existing and future unsubordinated, unsecured obligations of the Issuer (except those obligations preferred by operation of Argentine law, including without limitation labor and tax claims); (c) rank senior in right of payment to all existing and future subordinated indebtedness of the Issuer, if any (d) effectively subordinated to all existing and future secured obligations of the Issuer, to the extent of the value of the assets securing such obligations; and (e) structurally subordinated to all existing and future indebtedness of any Subsidiary of the Issuer.
3.     Redemption and Repurchase.
The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.
4.     Registered Form; Denominations; Transfer; Exchange.
The Notes are issuable in registered form only without coupons in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof.
The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date.
A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5.     Defaults and Remedies.
If an Event of Default, as defined in the Indenture, occurs and is continuing, Holders shall be entitled to the rights and remedies provided in the Indenture.
6.     Amendment and Waiver.
Subject to certain exceptions, while required by the Negotiable Obligations Law, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes, among other things, to cure any ambiguity, defect or inconsistency in the Indenture or the Notes in a manner that is not materially adverse to the rights of the holders of Notes.

7.     Authentication.
This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.
8.     Governing Law, Consent to Jurisdiction, Currency Conversion and Service of Process.
The Notes shall be governed by, and construed in accordance with, the laws of the State of New York; provided that the Negotiable Obligations Law governs the requirements for the Notes to qualify as obligaciones negociables thereunder while such law, together with Argentine Corporations Law No. 19,550, as amended, the Argentine Capital Markets Law, the CNV Rules and other applicable Argentine laws and regulations, govern the capacity and corporate authorization of the Issuer to execute and deliver the Notes, the authorization of the CNV for the public offering of the Notes in Argentina and certain matters in relation to meetings of Holders.
The Issuer has submitted to the non-exclusive jurisdiction of the New York State and U.S. federal courts located in the Borough of Manhattan, New York City (the “Specified Courts”) with respect to any action that may be brought in connection with the Notes and has appointed Cogency Global Inc. as agent for service of process.
If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Holder of a Note from U.S. Dollars into another currency, the Issuer has agreed, and each Holder by holding such Note will be deemed to have agreed, to the fullest extent that the Issuer may effectively do so, that the rate of exchange used will be that at which in accordance with normal banking procedures such holder could purchase U.S. Dollars with such other currency in New York City, New York on the Business Day immediately preceding the day on which such judgment is rendered.
Claims against the Issuer for the payment of principal and interest, premium, if any, or other amounts due on the Notes (including Additional Amounts) must be made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Notes (including Additional Amounts), in each case from the date on which such payment first became due, or a shorter period if provided by law.
9.    Waiver of Immunity.
To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, in any jurisdiction in which any Specified Court is vested, or have attributed to the Issuer, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment in any Specified Court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Issuer, or any other matter under or arising out of or in connection with, the Notes, the Issuer irrevocably and unconditionally waives or will waive such right, and agrees not to plead or claim any such immunity and consents to such relief and enforcement; provided that if the Argentine courts determine that any of the Issuer’s properties located in Argentina is necessary for the provision of an essential public service, such property might not be subject to attachment, whether preliminarily or in aid of execution.
10.     Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE
If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box: ☐
If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:

U.S.$	.

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee1:
1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
TRANSFER NOTICE
FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
____________________________________________________________
Please print or typewrite name and address including zip code of assignee
____________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing________________________________________________
attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.
In connection with any transfer of this Note:
[Check One]

☐	(a)	this Note is being transferred to the Issuer; or

☐	(b)
this Note is being transferred pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”) and, accordingly, the undersigned does hereby further certify that this Note is being transferred to a Person that the undersigned reasonably believes is purchasing this Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States;

☐	(c)	this Note is being transferred pursuant to and in accordance with Regulation S and:
(A)    the offer of this Note was not made to a Person in the United States;
(B)    either:
(i)    at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii)    the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;
(C)    no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and
(D)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
or

☐	(d)	this Note is being transferred in a transaction permitted by Rule 144;

☐	(e)	the undersigned did not purchase this Note as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption (other than (a) through (d) above) from the registration requirements under the Securities Act and the undersigned has delivered to the Trustee such additional evidence that the Issuer may require as to compliance with such available exemption.
If none of the foregoing boxes are checked, the Trustee or other Co-Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and the Indenture shall have been satisfied.

Your Signature:

Date:

Signature Guarantee:[1]
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

EXHIBIT C
[FORM OF RULE 144A GLOBAL NOTE]
GENNEIA S.A.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER AND ITS SUBSIDIARIES, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

No. A-[ ]	CUSIP No. 372319 AC7
ISIN No. US372319AC70
Common Code No. 324251740
GENNEIA S.A.
A sociedad anónima having its principal offices at Nicolas Repetto 3676 3rd Floor, Olivos, Provincia de Buenos Aires, Argentina, incorporated under the laws of Argentina on November 14, 1991, being its main purpose and activity the production and sale of electric power through both thermal and renewable source generation, and registered with the Public Registry of Commerce under the number 9623, Book 110, Volume A of “Sociedades Anónimas,” having its domicile in the Province of Buenos Aires and a term of existence of 99 years.
GENNEIA S.A., a sociedad anónima organized under the laws of Argentina (the “Issuer”), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of ___________ UNITED STATES DOLLARS (U.S.$______________) or such amount as shall be the outstanding principal amount hereof, as reflected in the Schedule of Increases and Decreases of Global Note, in three consecutive annual installments, starting on December 2, 2031, on the dates (each, a “Principal Payment Date”) and in the percentage of the principal amounts set forth in the schedule below:

Principal Payment Dates	Percentage of Principal Amount Payable
December 2, 2031	33%
December 2, 2032	33%
December 2, 2033	34%
Subject to certain additional provisions of the Indenture, the final installment of the principal amount will, in any event, equal the then Outstanding aggregate principal balance of the Notes and will be payable together with the accrued and unpaid interest thereon and any other amounts then owing by the Issuer under the Notes.
Interest Rate: 7.750% per annum.
Interest Payment Dates: June 2 and December 2, commencing June 2, 2026.
Regular Record Dates: Date that is one calendar day immediately preceding each Interest Payment Date (whether or not a Business Day) or Principal Payment Date (whether or not a Business Day), as the case may be.
Reference is made to the Indenture dated as of December 2, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Issuer, UMB Bank, N.A., as trustee (the “Trustee”), New York paying agent (the “New York Paying Agent”), co-registrar (the “Co-Registrar”) and New York transfer agent (the “New York Transfer Agent”), and Banco Santander Argentina S.A., as Argentine Registrar, Argentine Transfer Agent, Argentine Paying Agent and

Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Rule 144A Global Note is a negotiable obligation (obligación negociable) under, and has been issued pursuant to, and in compliance with, all applicable requirements of the Argentine Negotiable Obligations Law No. 23,576, as amended by Law No. 23,962 (the “Negotiable Obligations Law”) and other applicable Argentine laws and regulations.
This Rule 144A Global Note has been issued under the Issuer’s Frequent Issuer Registry No. 15, and pursuant to the resolutions of the meetings of shareholders of GENNEIA S.A. passed on January 20, 2020, March 19, 2021, April 25, 2024, and November 21, 2024, the resolutions of the Board of Directors of the Issuer passed on November 17, 2025, and the sub-delegate resolution dated November 20, 2025.
This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been manually or electronically signed by the Trustee acting under the Indenture.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

GENNEIA S.A.

By:
Name:
Title: Member of Board of Directors

By:
Name:
Title: Member of Supervisory Committee
CERTIFICATE OF AUTHENTICATION
This is one of the 7.750% Senior Notes Due 2033 described in the Indenture referred to in this Note.

UMB Bank, N.A., as
Trustee

By:
Authorized Signatory
Date:

[FORM OF REVERSE OF RULE 144A GLOBAL NOTE]
GENNEIA S.A.
7.750% Senior Notes Due 2033
1.     Principal and Interest.
The principal amount of the Notes will be payable in three consecutive annual installments, starting on December 2, 2031, on the Principal Payment Dates and in the principal amounts set forth in the schedule below. Subject to certain additional provisions of the Indenture, the final installment of the principal amount will, in any event, equal the then Outstanding aggregate principal balance of the Notes and will be payable together with the accrued and unpaid interest thereon and any other amounts then owing by the Issuer under the Notes.

Principal Payment Dates	Percentage of Principal Amount Payable
December 2, 2031	33%
December 2, 2032	33%
December 2, 2033	34%
Interest on this Notes will accrue at the rate of 7.750% per year and will be payable semi- annually in arrears on June 2 and December 2 of each year, commencing on June 2, 2026. Payments will be made to the persons who are registered Holders at the close of business on the date that is one calendar day immediately preceding each Interest Payment Date (whether or not a Business Day) or Principal Payment Date (whether or not a Business Day), as the case may be.
Interest on this Note will accrue from the date of issuance and will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest not paid when due and any interest on principal, premium or interest not paid when due will accrue at the rate of interest of the Notes plus 2% per annum, to the extent lawful, and will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2.     Indenture.
This is one of the Notes issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are: (a) unsecured and unsubordinated obligations of the Issuer; (b) rank equal in right of payment with all existing and future unsubordinated, unsecured obligations of the Issuer (except those obligations preferred by operation of Argentine law, including without limitation labor and tax claims); (c) rank senior in right of payment to all existing and future subordinated indebtedness of the Issuer, if any (d) effectively subordinated to all existing and future secured obligations of the Issuer, to the extent of the value of the assets securing such obligations; and (e) structurally subordinated to all existing and future indebtedness of any Subsidiary of the Issuer.
3.     Redemption and Repurchase.
The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.
4.     Registered Form; Denominations; Transfer; Exchange.
The Notes are issuable in registered form only without coupons in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof.
The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date.
A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5.     Defaults and Remedies.
If an Event of Default, as defined in the Indenture, occurs and is continuing, Holders shall be entitled to the rights and remedies provided in the Indenture.
6.     Amendment and Waiver.
Subject to certain exceptions, while required by the Negotiable Obligations Law, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes, among other things, to cure any ambiguity, defect or inconsistency in the Indenture or the Notes in a manner that is not materially adverse to the rights of the holders of Notes.
7.     Authentication.
This Note is not valid until the Trustee (or Authenticating Agent) manually or electronically signs the certificate of authentication on the other side of this Note.

8.     Governing Law, Consent to Jurisdiction, Currency Conversion and Service of Process.
The Notes shall be governed by, and construed in accordance with, the laws of the State of New York; provided that the Negotiable Obligations Law governs the requirements for the Notes to qualify as obligaciones negociables thereunder while such law, together with Argentine Corporations Law No. 19,550, as amended, the Argentine Capital Markets Law, the CNV Rules and other applicable Argentine laws and regulations, govern the capacity and corporate authorization of the Issuer to execute and deliver the Notes, the authorization of the CNV for the public offering of the Notes in Argentina and certain matters in relation to meetings of Holders.
The Issuer has submitted to the non-exclusive jurisdiction of the New York State and U.S. federal courts located in the Borough of Manhattan, New York City (the “Specified Courts”) with respect to any action that may be brought in connection with the Notes and has appointed Cogency Global Inc. as agent for service of process.
If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Holder of a Note from U.S. Dollars into another currency, the Issuer has agreed, and each Holder by holding such Note will be deemed to have agreed, to the fullest extent that the Issuer may effectively do so, that the rate of exchange used will be that at which in accordance with normal banking procedures such holder could purchase U.S. Dollars with such other currency in New York City, New York on the Business Day immediately preceding the day on which such judgment is rendered.
Claims against the Issuer for the payment of principal and interest, premium, if any, or other amounts due on the Notes (including Additional Amounts) must be made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Notes (including Additional Amounts), in each case from the date on which such payment first became due, or a shorter period if provided by law.
9.    Waiver of Immunity.
To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, in any jurisdiction in which any Specified Court is vested, or have attributed to the Issuer, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment in any Specified Court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Issuer, or any other matter under or arising out of or in connection with, the Notes, the Issuer irrevocably and unconditionally waives or will waive such right, and agrees not to plead or claim any such immunity and consents to such relief and enforcement; provided that if the Argentine courts determine that any of the Issuer’s properties located in Argentina is necessary for the provision of an essential public service, such property might not be subject to attachment, whether preliminarily or in aid of execution.

10.     Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE
If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box: ☐
If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:

U.S.$	.

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:[1]
1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE
The following changes in the aggregate principal amount of Notes represented by this Global Note have been made:

Date of increase or decrease	Amount of decrease in aggregate principal amount of Notes	Amount of increase in aggregate principal amount of Notes	Outstanding Balance	Signature

EXHIBIT D
[FORM OF REGULATION S GLOBAL NOTE]
GENNEIA S.A.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.

No. S-[ ]	CUSIP No. P46756 BQ7
ISIN No. USP46756BQ76
Common Code No. 324251774
GENNEIA S.A.
A sociedad anónima having its principal offices at Nicolas Repetto 3676 3rd Floor, Olivos, Provincia de Buenos Aires, Argentina, incorporated under the laws of Argentina on November 14, 1991, being its main purpose and activity the production and sale of electric power through both thermal and renewable source generation, and registered with the Public Registry of Commerce under the number 9623, Book 110, Volume A of “Sociedades Anónimas,” having its domicile in the Province of Buenos Aires and a term of existence of 99 years.
GENNEIA S.A., a sociedad anónima organized under the laws of Argentina (the “Issuer”), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of ___________ UNITED STATES DOLLARS (U.S.$______________) or such amount as shall be the outstanding principal amount hereof, as reflected in the Schedule of Increases and Decreases of Global Note, in three consecutive annual installments, starting on December 2, 2031, on the dates (each, a “Principal Payment Date”) and in the percentage of the principal amounts set forth in the schedule below:

Principal Payment Dates	Percentage of Principal Amount Payable
December 2, 2031	33%
December 2, 2032	33%
December 2, 2033	34%
Subject to certain additional provisions of the Indenture, the final installment of the principal amount will, in any event, equal the then Outstanding aggregate principal balance of the Notes and will be payable together with the accrued and unpaid interest thereon and any other amounts then owing by the Issuer under the Notes.
Interest Rate: 7.750% per annum.
Interest Payment Dates: June 2 and December 2, commencing June 2, 2026.
Regular Record Dates: Date that is one calendar day immediately preceding each Interest Payment Date (whether or not a Business Day) or Principal Payment Date (whether or not a Business Day), as the case may be.
Reference is made to the Indenture dated as of December 2, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Issuer, UMB Bank, N.A., as trustee (the “Trustee”), New York paying agent (the “New York Paying Agent”), co-registrar (the “Co-Registrar”) and New York transfer agent (the “New York Transfer Agent”), and Banco Santander Argentina S.A.,

as Argentine Registrar, Argentine Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Regulation S Global Note is a negotiable obligation (obligación negociable) under, and has been issued pursuant to and in compliance with, all applicable requirements of the Argentine Negotiable Obligations Law No. 23,576, as amended by Law No. 23,962 (the “Negotiable Obligations Law”) and other applicable Argentine laws and regulations.
This Regulation S Global Note has been issued under the Issuer’s Frequent Issuer Registry No. 15, and pursuant to the resolutions of the meetings of shareholders of the Issuer passed on January 20, 2020, March 19, 2021, April 25, 2024, and November 21, 2024, the resolutions of the Board of Directors of GENNEIA S.A. passed on November 17, 2025, and the sub-delegate resolution dated November 20, 2025.
This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been manually or electronically signed by the Trustee acting under the Indenture.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

GENNEIA S.A.

By:
Name:
Title: Member of Board of Directors

By:
Name:
Title: Member of Supervisory Committee
CERTIFICATE OF AUTHENTICATION
This is one of the 7.750% Senior Notes Due 2033 described in the Indenture referred to in this Note.

UMB Bank, N.A., as
Trustee

By:
Authorized Signatory
Date:

[FORM OF REVERSE OF REGULATION S GLOBAL NOTE]
GENNEIA S.A.
7.750% Senior Notes Due 2033
1.     Principal and Interest.
The principal amount of the Notes will be payable in three consecutive annual installments, starting on December 2, 2031, on the Principal Payment Dates and in the principal amounts set forth in the schedule below. Subject to certain additional provisions of the Indenture, the final installment of the principal amount will, in any event, equal the then Outstanding aggregate principal balance of the Notes and will be payable together with the accrued and unpaid interest thereon and any other amounts then owing by the Issuer under the Notes.

Principal Payment Dates	Percentage of Principal Amount Payable
December 2, 2031	33%
December 2, 2032	33%
December 2, 2033	34%
Interest on this Notes will accrue at the rate of 7.750% per year and will be payable semi- annually in arrears on June 2 and December 2 of each year, commencing on June 2, 2026. Payments will be made to the persons who are registered Holders at the close of business on the date that is one calendar day immediately preceding each Interest Payment Date (whether or not a Business Day) or Principal Payment Date (whether or not a Business Day), as the case may be.
Interest on this Note will accrue from the date of issuance and will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest not paid when due and any interest on principal, premium or interest not paid when due will accrue at the rate of interest of the Notes plus 2% per annum, to the extent lawful, and will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2.     Indenture.
This is one of the Notes issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are: (a) unsecured and unsubordinated obligations of the Issuer; (b) rank equal in right of payment with all existing and future unsubordinated, unsecured obligations of the Issuer (except those obligations preferred by operation of Argentine law, including without limitation labor and tax claims); (c) rank senior in right of payment to all existing and future subordinated indebtedness of the Issuer, if any (d) effectively subordinated to all existing and future secured obligations of the Issuer, to the extent of the value of the assets securing such obligations; and (e) structurally subordinated to all existing and future indebtedness of any Subsidiary of the Issuer.
3.     Redemption and Repurchase.
The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.
4.     Registered Form; Denominations; Transfer; Exchange.
The Notes are issuable in registered form only without coupons in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof.
The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date.
A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5.     Defaults and Remedies.
If an Event of Default, as defined in the Indenture, occurs and is continuing, Holders shall be entitled to the rights and remedied provided in the Indenture.
6.     Amendment and Waiver.
Subject to certain exceptions, while required by the Negotiable Obligations Law, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes, among other things, to cure any ambiguity, defect or inconsistency in the Indenture or the Notes in a manner that is not materially adverse to the rights of the holders of Notes.
7.     Authentication.
This Note is not valid until the Trustee (or Authenticating Agent) manually or electronically signs the certificate of authentication on the other side of this Note.

8.     Governing Law, Consent to Jurisdiction, Currency Conversion and Service of Process.
The Notes shall be governed by, and construed in accordance with, the laws of the State of New York; provided that the Negotiable Obligations Law governs the requirements for the Notes to qualify as obligaciones negociables thereunder while such law, together with Argentine Corporations Law No. 19,550, as amended, the Argentine Capital Markets Law, the CNV Rules and other applicable Argentine laws and regulations, govern the capacity and corporate authorization of the Issuer to execute and deliver the Notes, the authorization of the CNV for the public offering of the Notes in Argentina and certain matters in relation to meetings of Holders.
The Issuer has submitted to the non-exclusive jurisdiction of the New York State and U.S. federal courts located in the Borough of Manhattan, New York City (the “Specified Courts”) with respect to any action that may be brought in connection with the Notes and has appointed Cogency Global Inc. as agent for service of process.
If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Holder of a Note from U.S. Dollars into another currency, the Issuer has agreed, and each Holder by holding such Note will be deemed to have agreed, to the fullest extent that the Issuer may effectively do so, that the rate of exchange used will be that at which in accordance with normal banking procedures such holder could purchase U.S. Dollars with such other currency in New York City, New York on the Business Day immediately preceding the day on which such judgment is rendered.
Claims against the Issuer for the payment of principal and interest, premium, if any, or other amounts due on the Notes (including Additional Amounts) must be made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Notes (including Additional Amounts), in each case from the date on which such payment first became due, or a shorter period if provided by law.
9.    Waiver of Immunity.
To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, in any jurisdiction in which any Specified Court is vested, or have attributed to the Issuer, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment in any Specified Court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Issuer, or any other matter under or arising out of or in connection with, the Notes, the Issuer irrevocably and unconditionally waives or will waive such right, and agrees not to plead or claim any such immunity and consents to such relief and enforcement; provided that if the Argentine courts determine that any of the Issuer’s properties located in Argentina is necessary for the provision of an essential public service, such property might not be subject to attachment, whether preliminarily or in aid of execution.

10.     Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE
If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box: ☐
If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:

U.S.$	.

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:[1]
1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE
The following changes in the aggregate principal amount of Notes represented by this Global Note have been made:

Date of increase or decrease	Amount of decrease in aggregate principal amount of Notes	Amount of increase in aggregate principal amount of Notes	Outstanding Balance	Signature

EXHIBIT E
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S
DURING THE DISTRIBUTION COMPLIANCE PERIOD]
[Date]
UMB Bank, N.A.
1412 Broadway, Suite 1606
New York, New York 10018

Re:	GENNEIA S.A.
7.750% Senior Notes Due 2033
Dear Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of December 2, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among GENNEIA S.A., a sociedad anónima under the laws of Argentina, (the “Issuer”), UMB Bank, N.A., as trustee (the “Trustee”), New York paying agent (the “New York Paying Agent”), co-registrar (the “Co-Registrar”) and New York transfer agent (the “New York Transfer Agent”), and Banco Santander Argentina S.A., as Argentine Registrar, Argentine Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S.$__________ principal amount of the Issuer’s 7.750% Senior Notes due 2033 (the “Notes”) which are evidenced by one or more Rule 144A Global Notes (CUSIP No. [●]) and held with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. [●]).
In connection with our proposed sale of the Notes, the undersigned hereby confirms that such sale has been effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933, as amended, and, accordingly, the undersigned represents that:
(1)    the offer of the Notes was not made to a person in the United States;
(2)    either:
(A)    at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on the undersigned’s behalf reasonably believed that the transferee was outside the United States; or

(B)    the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on the undersigned’s behalf knows that the transaction was pre-arranged with a buyer in the United States;
(3)    no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
(4)    the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

EXHIBIT F
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S UPON AND FOLLOWING
EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD]
[Date]
UMB Bank, N.A.
1412 Broadway, Suite 1606
New York, New York 10018

Re:	GENNEIA S.A.
7.750% Senior Notes Due 2033
Dear Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of December 2, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among GENNEIA S.A., a sociedad anónima under the laws of Argentina, (the “Issuer”), UMB Bank, N.A., as trustee (the “Trustee”), New York paying agent (the “New York Paying Agent”), co-registrar (the “Co-Registrar”) and New York transfer agent (the “New York Transfer Agent”), and Banco Santander Argentina S.A., as Argentine Registrar, Argentine Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S.$      principal amount of the Issuer’s 7.750% Senior Notes Due 2033(the “Notes”) which are evidenced by one or more Rule 144A Global Notes (CUSIP No. [●]) and held with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. [●]).
In connection with such request and in respect of such Notes, we hereby certify that such sale has been effected pursuant to and in accordance with either Rule 903 or Rule 904 of Regulation S or Rule 144 under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly the undersigned hereby further certifies that:
(1)    if the transfer has been effected pursuant to Rule 903 or Rule 904:
(A)    the offer of the Notes was not made to a Person in the United States;
(B)    either:

(i)    at the time the buy order was originated, the transferee was outside the United States or the undersigned and any Person acting on the undersigned’s behalf reasonably believed that the transferee was outside the United States, or
(ii)    the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on the undersigned’s behalf knows that the transaction was pre-arranged with a buyer in the United States;
(C)     no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and
(D)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or
(2)    if the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

152
EXHIBIT G
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS TO QIBs]
[Date]
UMB Bank, N.A.
1412 Broadway, Suite 1606
New York, New York 10018

Re:	GENNEIA S.A.
7.750% Senior Notes Due 2033
Dear Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of December 2, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among GENNEIA S.A., a sociedad anónima under the laws of Argentina, (the “Issuer”), UMB Bank, N.A., as trustee (the “Trustee”), New York paying agent (the “New York Paying Agent”), co-registrar (the “Co-Registrar”) and New York transfer agent (the “New York Transfer Agent”), and Banco Santander Argentina S.A., as Argentine Registrar, Argentine Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S.$     principal amount of the Issuer’s 7.750% Senior Notes Due 2033(the “Notes”) which are evidenced by one or more Regulation S Global Notes (CUSIP No. [●]) and held with the Depositary through [DTC] in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested that a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Rule 144A Global Notes (CUSIP No. [●]).
[CHECK ONE]
[   ]     In connection with such request and in respect of such Notes, the Transferee does hereby certify that (i) it is a “qualified institutional buyer” (“QIB”) as defined in and pursuant to Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended, purchasing the Notes for its own account (or for the account of one or more QIBs over which account it exercises sole investment discretion) and (ii) the transfer was made in a transaction meeting the requirements of Rule 144A.

[   ]     The Transferor did not purchase such Notes as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption from the registration requirements of the Securities Act and the Transferor has delivered to the Trustee such additional evidence that the Issuer or the Trustee may require as to compliance with such available exemption.
You are entitled to rely on this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferee or Transferor]

By:
Authorized Signature